UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Forbes Energy Services Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2012

Dear Fellow Shareholder:

The accompanying proxy is solicited by the Board of Directors of Forbes Energy Services Ltd., a Texas corporation (the “Company”), for use at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Monday, July 9, 2012 at 9:00 a.m., Central Daylight Savings Time, at the Hyatt Regency, 1200 Louisiana Street, Houston, Texas. For those of you who cannot be present at the Annual Meeting, we urge that you participate by indicating your choices on the proxy form provided to you and completing and returning it at your earliest convenience. If you sign and return your proxy form without specifying your choices, it will be understood that you wish to have your shares voted in accordance with our Board of Directors’ recommendations.

This booklet includes the Notice of Annual Meeting of Shareholders and the Proxy Statement, which contains details of the business to be conducted at the Annual Meeting. At the Annual Meeting, you will have an opportunity to discuss each item of business described in the Notice of Annual Meeting of Shareholders and Proxy Statement and to ask questions about our operations and the Company.

Our 2011 Annual Report to Shareholders, which is not part of the Proxy Statement, provides additional information regarding our financial results for the fiscal year ended December 31, 2011. A copy of our 2011 Annual Report to Shareholders is available at www.forbesenergyservices.com or may be requested from our Assistant Secretary as described elsewhere in the Proxy Statement.

The shares represented by each valid proxy received by the Company on the form solicited by the Board of Directors will be voted in accordance with instructions specified on the proxy. A shareholder giving a duly executed proxy may revoke it before it is exercised by filing with or transmitting to the Assistant Secretary of the Company an instrument or transmission revoking it, or a duly executed proxy bearing a later date.

In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, or the Internet. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

It is important that your shares are represented at the Annual Meeting, whether or not you are able to attend personally. Accordingly, please complete, sign, date and return the proxy form as promptly as possible in the envelope provided, or submit your proxy by Internet, as described in the proxy form. If you do attend the Annual Meeting, you may withdraw your proxy and vote your shares in person.

On behalf of our Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ John E. Crisp
John E. Crisp
Chairman, President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

April 30, 2012

Notice is hereby given that the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Forbes Energy Services Ltd., a Texas corporation (the “Company”), will be held on Monday, July 9, 2012 at 9:00 a.m., Central Daylight Savings Time, in the Hyatt Regency, 1200 Louisiana Street, Houston, Texas, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	to elect a board of six directors, each to serve until our next annual meeting of shareholders or until their respective successors have been duly elected and qualified;

2.	to ratify the reappointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	to consider a non-binding, advisory vote on the compensation of the Company’s named executive officers;

4.	to consider the frequency for shareholders’ non-binding, advisory vote on executive officers’ compensation;

5.	to consider the adoption of the Company’s 2012 Incentive Compensation Plan; and

6.	to transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure that each shareholder’s vote is counted at the Annual Meeting, shareholders are requested to complete, sign, date and return the proxy form provided to you as promptly as possible in the envelope provided, or to submit their proxy by Internet, as described in the proxy form previously mailed to you. Shareholders attending the Annual Meeting may vote in person even if they have previously submitted their proxy authorization.

Only shareholders of record as of the close of business on May 14, 2012 are entitled to receive notice of and to vote at the Annual Meeting and any postponement(s) or adjournment(s) thereof. A list of such shareholders shall be open to the examination of any shareholder of record at the Company’s offices during normal business hours for a period of ten days prior to the Annual Meeting, and shall also be open for examination at the Annual Meeting and any postponement(s) or adjournment(s) thereof.

By Order of the Board of Directors,

/s/ L. Melvin Cooper
L. Melvin Cooper
Assistant Secretary

Alice, Texas

April 30, 2012

IT IS IMPORTANT THAT YOUR SHARES OF COMMON STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE PROXY FORM IN THE ENVELOPE PROVIDED OR SUBMIT YOUR PROXY AUTHORIZATION THROUGH THE INTERNET EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. SUBMITTING YOUR PROXY AUTHORIZATION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. IF YOU HAVE SHARES OF COMMON STOCK IN MORE THAN ONE NAME, OR IF YOUR SHARES ARE REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIALS. IF SO, SIGN AND RETURN EACH OF THE PROXY FORMS YOU RECEIVE OR SUBMIT YOUR PROXY AUTHORIZATION THROUGH THE INTERNET SO THAT ALL OF YOUR SHARES MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AUTHORIZATION AT ANY TIME BEFORE ITS USE.

Forbes Energy Services LTD

3000 South Business Highway 281

Alice, Texas 78332

PROXY STATEMENT

April 30, 2012

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Forbes Energy Services Ltd. (“FES Ltd” or the “Company”), for the 2012 Annual Meeting of Shareholders to be held on July 9, 2012, and any postponement(s) or adjournment(s) thereof (the “Annual Meeting”). This Proxy Statement and the accompanying Notice of Annual Meeting and proxy form are first being sent or made available to shareholders on or about May 21, 2012.

Record Date and Voting Securities

Shareholders of record as of the close of business on May 14, 2012 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of April 26, 2012, there were 21,049,667 shares of our common stock issued and outstanding. Each outstanding share of common stock is entitled to one vote upon each matter properly submitted to a vote at the Annual Meeting.

Shareholders that are entitled to vote at the Annual Meeting may do so in person at the Annual Meeting, or by proxy submitted by mail or Internet as described on the notice and access form.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur when a broker or other nominee does not have discretionary authority to vote the shares with respect to a particular matter and has not received voting instructions from the beneficial owner with respect to that matter.

The vote of a plurality of the shares entitled to vote and represented at a meeting at which a quorum is present is required for the election of directors. Thus, broker non-votes and abstentions will have no effect on the election of directors.

The affirmative vote of a majority of the shares of common stock entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to approve the proposal relating to the ratification of the reappointment of independent registered public accounting firm and the adoption of the Company’s 2012 Incentive Compensation Plan. The proposals related to the non-binding approval of executive compensation and the frequency of advisory votes on executive compensation are advisory only and therefore do not require a particular number of affirmative votes. Although the advisory votes on executive compensation and frequency of advisory votes on executive compensation are non-binding, the compensation committee and Board of Directors value the opinions of our shareholders, and will consider the outcome of the votes when making future compensation decisions for our named executive officers. Shares represented at the Annual Meeting that abstain with respect to these proposals will be considered in determining whether the requisite number of affirmative votes are cast on such matter. Accordingly, such abstentions will have the same effect as a vote against the approval of executive compensation and the ratification of the reappointment of independent registered public accounting firm, as applicable. Broker non-votes will not be treated as shares represented at the Annual Meeting and are not entitled to vote for purposes of such proposals, and therefore will have no effect.

Quorum

Except as may be otherwise required by law or the Company’s Certificate of Formation (“Certificate of Formation”) or Amended and Restated Bylaws (“Bylaws”), the holders of a majority of the Company’s shares of common stock entitled to vote and present in person or represented by proxy shall constitute a quorum at a meeting of the shareholders. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Shares of the Company’s common stock represented by properly executed and returned proxies will be treated as present. Shares of the Company’s common stock present or represented at the Annual Meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

How Your Proxy Will be Voted on Actions to be Taken

The Board of Directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not you attend in person.

Granting Your Proxy. If you properly execute and return a proxy in the enclosed form, your shares of common stock will be voted as you specify. If you make no specifications, your proxy representing our common stock will be voted:

•	“FOR” each of the proposed director nominees;

•	“FOR” the ratification of the reappointment of independent registered public accountants and auditors;

•	“FOR,” on a non-binding advisory basis, approval of the compensation of the Company’s named executive officers;

•	“FOR,” on a non-binding advisory basis, a vote on executive compensation to be held every three years; and

•	“FOR,” the adoption of the Company’s 2012 Incentive Compensation Plan.

We expect no matters to be presented for action at the Annual Meeting other than the items described in this Proxy Statement. By signing and returning the proxy, however, you will give to the persons named as proxies therein discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, and they intend to vote on any such other matter in accordance with their best judgment.

Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the Annual Meeting in person and vote by ballot, which would cancel any proxy that you previously submitted. If you wish to vote in person at the Annual Meeting but hold your stock in street name (that is, in the name of a broker, bank or other institution), then you must have a proxy from the broker, bank or institution in order to vote at the Annual Meeting.

Proxy Solicitation

We will pay all expenses of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, telecopy, personal interview or other means. We may choose to engage a paid proxy solicitor to solicit proxies for the Annual Meeting, but have not yet done so.

Shareholder Proposals

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to the Assistant Secretary, Forbes Energy Services Ltd., 3000 South Business Highway 281, Alice, Texas 78332, by no later than December 31, 2012.

If you want to present a proposal at the 2013 Annual Meeting of Shareholders in person but do not wish to have it included in our proxy statement, you must submit it in writing to our Assistant Secretary, at the above address, by April 10, 2013 to be considered timely, in accordance with the specific procedural requirements set forth in our Bylaws. If you would like a copy of these procedures, please contact our Assistant Secretary for a copy of our Bylaws.

Pursuant to the rules of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the designated proxies may use discretionary authority to vote with respect to shareholder proposals presented in person at the 2012 Annual Meeting if the shareholder making the proposal has not given the Company timely notice of such proposal.

Delivery of One Proxy Statement and Annual Report to a Single Household to Reduce Duplicate Mailings

Each year in connection with the annual meeting of shareholders, we are required to send to each shareholder of record a notice and access form to the proxy statement and annual report, and to arrange for a proxy statement and annual report to be provided to each beneficial shareholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because some shareholders hold shares of the Company’s common stock in multiple accounts, this process results in duplicate mailings of notice and access forms to shareholders who share the same address. Shareholders may avoid receiving duplicate mailings and save us the cost of producing and mailing duplicate documents as follows:

Shareholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement or annual report, you may contact the Company by mail at 3000 South Business Highway 281, Alice, Texas 78332, by telephone at (361) 664-0549 or by e-mail at lwilson@ForbesEnergyServices.com.

Beneficial Shareholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement or annual report if there are other Company shareholders who share an address with you. If you currently receive more than one proxy statement or annual report at your household, and would like to receive only one copy of each in the future, you should contact your nominee.

Right to Request Separate Copies. If you consent to the delivery of a single proxy statement and annual report but later decide that you would prefer to receive a separate copy of the proxy statement or annual report, as applicable, for each shareholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional proxy statements or annual reports. If you wish to receive a separate copy of the proxy statement or annual report for each shareholder sharing your address in the future, you may contact the Company by mail at 3000 South Business Highway 281, Alice, Texas 78332, by telephone at (361) 664-0549 or by e-mail at lwilson@ForbesEnergyServices.com.

Proposal No. 1 – Election of Directors

The Board of Directors has nominated as directors the six persons named below, all of whom have been nominated to serve as directors until the next annual meeting of shareholders or until their successors are duly elected and qualified. If any nominee should be unavailable for election as a result of an unexpected occurrence, the Board’s proxies shall vote such shares for the election of such substitute nominee as the Board of Directors may propose. It is not anticipated that any nominee will be unable or unwilling to serve as a director if elected.

The name, age as of April 30, 2012, principal occupation, and other information highlighting the particular experience, qualifications, attributes and skills that support the conclusion of the nominating and corporate governance committee that such nominee for director should serve as a director of the Company are set forth below.

Dale W. Bossert, 67, was elected as a director upon the Company’s formation effective April 11, 2008, and has served as a director of Forbes Energy Services LLC (“Forbes LLC”), a Delaware subsidiary of the Company since March 20, 2008. Since its inception on May 1, 2006, Mr. Bossert has served as a director of GasFrac Energy Services. In August 2010, GasFrac Energy Services conducted a Canadian initial public offering and was listed on the Toronto Stock Exchange (the “TSX”). Mr. Bossert served as the Chairman of the Board and a director of Turnkey E&P Inc. (“Turnkey”), a company listed on the TSX, from July 2007 to February 2010, and served as a director of Keeper Resources Inc., a company that was listed on the TSX, from September 2004 until its sale in May 2008. Prior to his service as Chairman of the Board and director of Turnkey, he was its President and Chief Executive Officer for from December 2004 to July 2007. On November 17, 2008, the principal operating subsidiary of Turnkey filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Turnkey was subject to a cease trade order by the Alberta Securities Commission on December 14, 2009 and received cease trade orders from other Canadian securities commissions subsequently. Mr. Bossert resigned as a director of Turnkey on February 14, 2010. Mr. Bossert has served as the President of DWB Oil and Gas Consulting Ltd. from July 2002 to present. Mr. Bossert has approximately 46 years of experience in the upstream oil and natural gas industry and has held various positions with Amoco Corporation in Calgary, Alberta, and Chicago, Illinois, and with Union Pacific Resources Company in Calgary, Alberta, Denver, Colorado, and Fort Worth, Texas. Mr. Bossert has worked for or acted as a consultant to a number of U.S. based energy companies, including Celsius Energy Company, Chesapeake Energy Corp. and Bass Enterprises.

Mr. Bossert’s significant experience, as both a director and an executive officer, with companies in the oil and gas industry, gives him critical insights to the issues presently facing the Company. Further, Mr. Bossert’s specific experience with energy companies listed on the TSX, is a valuable resource for Company, which maintains a dual listing of its common stock with NASDAQ and the TSX, and has previously taken advantage of Canadian capital markets.

Travis H. Burris, 50, was elected as a director upon the Company’s formation effective April 11, 2008, and since the reorganization of the Company’s predecessor limited liability companies under a Delaware holding company, Forbes LLC, effective January 1, 2008 (the “Delaware Reorganization”), has served as a director of Forbes LLC. Since February 2012, Mr. Burris has served as a director of ZaZa Energy, LLC, a NASDAQ listed company, and chairman of its compensation committee. Mr. Burris also serves as the Chairman of the board of directors for several private companies, including: Agrow Credit Corporation, Inc., where he has been a director since 1995; Cash Box Pawn, Inc., where he has been a director since 2000; Producers Ag Finance, where he has been a director since 2001; and Resonant Finance, where he has been a director since 2007. Mr. Burris’ past service on boards of director includes service as the Chairman of the Board of Falfurrias State Bank from 2001 to 2010, as a director of Mesquite Helicopter Service, Inc. from 1994 to 2008, as a director of Mesquite Aviation from 1998 to 2008, as a director of Resonant Technology since 2006, and, from 1990 to 2007, as the founder and Chairman of the Board of Alice Loan Company, a real estate development company. Mr. Burris has been President, Chief Executive Officer and a director of Texas Champion Bank since 1987, Founder, and President of G. and G. Loan Company since 1991, and has significant ownership stakes in various ranching and real estate investment businesses.

Mr. Burris’ experience in finance and banking gives him a broad understanding of the financial structure of the Company and a familiarity with the financial markets available to the Company. Further, Mr. Burris’ work as a director of numerous businesses has given him valuable experience in corporate oversight that he applies to his work on the Board.

John E. Crisp, 50, is the President and Chief Executive Officer of the Company and was appointed to such offices and elected as a director and Chairman of the Board upon the Company’s formation effective April 11, 2008, and since the completion the Delaware Reorganization on January 1, 2008, has been the Chairman of the Board, President and Chief Executive Officer of Forbes LLC. Since their reorganization as Delaware limited liability companies in June 2007, Mr. Crisp has served as an executive officer of each of TX Energy Services, LLC, C.C. Forbes, LLC and Superior Tubing Testers, LLC, the entities that now serve as the principal operating subsidiaries of the Company (our “Operating Subsidiaries”). Prior to that time, Mr. Crisp helped found the predecessor entities of the Operating Subsidiaries in 2003 and was Director of Operations of one such predecessor entity, TX Energy Services, L.P., from its founding until the reorganization of the Operating Subsidiaries as Delaware limited liability companies in June 2007. Prior to assisting in the founding of the predecessor entities to the Operating Subsidiaries in 2003, Mr. Crisp was a Division Manager at Key Energy from 1998 to 2003. Key Energy acquired Dawson Production Services (“Dawson”) shortly after Dawson acquired Hellums Services, Inc. in 1998. Mr. Crisp became a partner of Hellums in 1995, after serving as their Equipment and Safety Manager from 1990, and served in the same capacity until it was sold to Dawson in 1998, at which time Mr. Crisp was serving as a district manager. Mr. Crisp started in the energy industry in 1978, working as an equipment operator. Mr. Crisp has over 30 years of oilfield services industry experience and has twice before founded, built and later sold oilfield service businesses. Mr. Crisp currently serves as a director of both Texas Champion Bank and Brush Country Bank. He also serves in various management capacities with regard to the business ventures described under “Certain Relationships and Related Transactions” beginning on page 37 of this proxy statement.

Mr. Crisp is one of the founders of the Company and its Chief Executive Officer. As such, Mr. Crisp has a thorough understanding of the Company, its operations and the industry in which it operates. Under his leadership, the Company has grown from a small South Texas company to a major North American provider of production and well services. Mr. Crisp’s knowledge of the Company, combined with his long experience working in the oilfield services industry make him an indispensable member of the Board.

Charles C. Forbes, Jr., 58, is the Company’s Executive Vice President and Chief Operating Officer and was appointed to such offices and elected as a director upon the Company’s formation effective April 11, 2008, and since the Delaware Reorganization, has been a director and the Executive Vice President and Chief Operating Officer of Forbes LLC. Since their reorganization as Delaware limited liability companies in June 2007, Mr. Forbes has served as an executive officer of each of our Operating Subsidiaries. Prior to that time, Mr. Forbes helped found the predecessor entities of the Operating Subsidiaries in 2003 and was Director of Operations of one such predecessor entity, C.C. Forbes, L.P. from its founding until the reorganization of the Operating Subsidiaries as Delaware limited liability companies in June 2007. Prior to assisting in the founding of the predecessor entities to the Operating Subsidiaries in 2003, Mr. Forbes founded Forbes Oil & Gas Company, an independent exploration and production company, in the mid-1980s which he continues to operate. From 1998 to 2003, Mr. Forbes served as a consultant to various independent oilfield services companies in South Texas. Mr. Forbes started in the oilfield services industry with Otis Engineering doing workover and wireline work. Mr. Forbes purchased Hellums Services, Inc. in 1995, which was acquired by Dawson Production Services in 1998. Mr. Forbes started O.K. Well Service in 1978 with three rigs and sold it to Pride Petroleum Services in 1990, when the company had 22 workover rigs, 12 swabbing rigs and 6 winch trucks with approximately 145 employees. Mr. Forbes managed the operations of oil and natural gas leases from 1980 through 2006 and various salt water disposal wells from 1980 through 2006. Mr. Forbes has over 35 years of oilfield services industry experience and has founded, built and later sold oilfield services businesses for the past 18 years. Mr. Forbes also serves in various management capacities with regard to the business ventures described under “Certain Relationships and Related Transactions” beginning on page 37 of this proxy statement.

Mr. Forbes is one of the founders of the Company and its Chief Operating Officer. He has detailed knowledge of the operations of Company. This combined with Mr. Forbes’ over 35 years of experience in the oilfield industry allow him to make significant contributions to the work done by the Board.

Janet L. Forbes, 57, was elected as a director upon the Company’s formation effective April 11, 2008, and since the Delaware Reorganization, has served as a director of Forbes LLC. In 2003, Ms. Forbes was a founding investor in the predecessor entities to our Operating Subsidiaries. Prior to that, Ms. Forbes was a partner and Chief Financial Officer of O.K. Well Service from 1978 until it was sold to Pride Petroleum Services in 1990. When such company was sold, it had 22 workover rigs, 12 swabbing rigs and 6 winch trucks with approximately 145 employees. Ms. Forbes was the Managing Director and owner of CJC Ventures, LLC, a salon company, from January 2007 until the company’s dissolution in 2010.

As one of the founders of the Company, Ms. Forbes has an understanding of the history of the Company and a vision of its potential. Her experience in the oilfield services industry has given her leadership skills that make her a valuable resource for the Board. Further, as one of the larger shareholders of the Company, Ms. Forbes is able to ensure that the interests of the shareholders are adequately represented on the Board.

William W. Sherrill, 85, was elected as a director upon the Company’s formation effective April 11, 2008, and since the Delaware Reorganization, has served as a director of Forbes LLC. Mr. Sherrill has extensive experience in both operations and finance. In addition to his active business interests, Mr. Sherrill has taught Entrepreneurship as an Executive Professor at the University of Houston’s Bauer College of Business Administration since September 1990 and has been Chairman of the Center for Entrepreneurship and Innovation at that university since September 1993, which recently ranked second in the nation among similar programs at other universities. Mr. Sherrill is also an Adjunct Professor at the Cullen College of Engineering. Mr. Sherrill was President of Associates Company of North America. Mr. Sherrill has served as a director of Gulf and Western and Dasa Company. In addition, Mr. Sherrill was a director of the Federal Deposit Insurance Corporation, a Commissioner to the United Nations Commission for UNESCO (the United Nations Educational, Scientific and Cultural Organization), a Governor of the Federal Reserve System in Washington D.C., Treasurer of the City of Houston, President of a commercial bank, Executive Vice President of a savings and loan association, and President of a federal credit union. Mr. Sherrill holds an MBA from Harvard Graduate School of Business Administration, with Distinction in Finance and Manufacturing.

Mr. Sherrill brings to the Board expertise in areas of business and finance. His long experience, both in industry and academia, allows him to provide critical advice to the Board with regard to key issues facing the Company. His leadership skills allow him to serve effectively as our Lead Independent Director and Chairman of the Audit Committee.

The vote of a plurality of the shares entitled to vote and represented at a meeting at which a quorum is present is required for the election of directors.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the election of each of the nominees.

Board Structure, Risk Oversight, Committee Composition and Meetings

The Company’s Bylaws provide for a Board consisting of six directors, which is the current number of directors of the Company. During 2011, our Board of Directors held five meetings and took action by unanimous written consent fifteen times. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of each committee of the Board on which they served. The Board intends to meet at least quarterly every year. The Company has established Corporate Governance Guidelines, which may be found on the Investor Relations page of the Company’s website, www.forbesenergyservices.com. The Board has not approved a written position description for the Chairman of the Board. The Board delineates the role and responsibilities of Chairman of the Board by reference to the Corporate Governance Guidelines. The Board has approved a written position description for the Chief Executive Officer of the Company.

Since the founding of the Company in April 2008, Mr. Crisp has served as both the Chief Executive Officer and the Chairman of the Board and Mr. Forbes has served as both the Chief Operating Officer and a Director. Mr. Crisp and Mr. Forbes both played a key role in the founding of the Company and are critically involved in the day-to-day operations of the Company. We believe that the optimal leadership structure for the Company is to have these founders and executive officers assume roles on the Board, including Chairman, in the case of Mr. Crisp. We believe that this structure will avoid duplication of efforts and provide clear leadership for the Company.

As a result of the Company’s common stock being listed on the NASDAQ Global Market on August 16, 2011, the Board of Directors applies NASDAQ rules when determining director independence. The Board has determined that Dale W. Bossert, Travis H. Burris and William W. Sherrill are independent directors as defined by NASDAQ. The Company’s securities are listed on the TSX, which employs a different definition of independence than NASDAQ. The Board has determined that Messrs. Bossert, Burris and Sherrill are also independent under the rules of the TSX. John E. Crisp and Charles C. Forbes, Jr. are not independent directors as each of such directors are executive officers of the Company and have interests in certain related party transactions that are described in the Section “Certain Relationship and Related Transactions” below. Ms. Forbes also has interest in certain related party transactions described below and for that reason is not considered an independent director with regard to NASDAQ and the TSX. Although John E. Crisp, the Chairman of the Board, is not an independent director, William W. Sherrill, the Lead Independent Director, is independent. The primary responsibility of the Lead Independent Director is to provide independent leadership. At present, as noted above, fifty percent (50%) of our directors are independent as defined by NASDAQ. We have a one year grace period to comply with the NASDAQ requirement that a majority of directors on our board be independent under NASDAQ rules. We plan to comply with this requirement by adding a new independent director to the board prior to August 16, 2012.

Committees of the Board of Directors

The Board has established three Board committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. The Board has not approved written position descriptions for the chair of each Board committee. The Board delineates the role and responsibilities of each such position by reference to their respective charters. The information below summarizes the functions of each of the committees in accordance with their charters.

Audit Committee

The audit committee has been structured to comply with the requirements of Section 3(a)(58)(A) of the Exchange Act. The Board has determined that the audit committee members have the appropriate level of financial understanding and industry specific knowledge to be able to perform the duties of the position, are financially literate and have the requisite financial sophistication as required by the applicable listing standards of NASDAQ, and qualify as audit committee financial experts as defined in Item 407(d)(s)(ii) of Regulation S-K under the Exchange Act. The charter of the audit committee of the Company may be found on the Investor Relations page of the Company’s website, www.forbesenergyservices.com.

The audit committee, as permitted by, and in accordance with, its charter, is responsible to periodically assess the adequacy of procedures for the public disclosure of financial information and review on behalf of the Board, and report to the Board, the results of its review and its recommendation regarding all material matters of a financial reporting and audit nature, including, but not limited to, the following main subject areas:

•	financial statements, including management’s discussion and analysis thereof;

•	financial information in any annual information form, proxy statement, prospectus or other offering document, material change report, or business acquisition report;

•	press releases regarding annual and interim financial results or containing earnings guidance;

•	internal controls;

•	audits and reviews of financial statements of the Company and its subsidiaries; and

•	filings with securities regulators containing financial information, including filings under Forms 10-K and 10-Q.

The audit committee is responsible to ensure satisfactory procedures for receipt, retention, and treatment of complaints and for the confidential, anonymous submission by employees regarding any accounting, internal accounting controls or auditing matters. Pursuant to these responsibilities, the audit committee monitors the Company’s employee hotline for the submission of such issues. The Board is informed of the audit committee’s activities by reports delivered to the Board.

The audit committee is responsible to appoint and set the compensation for the independent registered public accounting firm annually and to review and evaluate such external auditor. This external auditor reports directly to the audit committee. The audit committee is responsible to establish the Company’s hiring policies regarding current and former partners and employees of the external auditor. In addition, the audit committee is responsible to pre-approve all audit and non-audit services undertaken by the external auditor.

The audit committee has direct responsibility for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services, including the resolution of disagreements between the external auditor and management.

The audit committee meets at least once per fiscal quarter to fulfill its responsibilities under its charter and in connection with the review of the Company’s quarterly and annual financial statements. In 2011, the audit committee met six times. The audit committee is comprised of Dale W. Bossert, Travis H. Burris and William W. Sherrill, each of whom is independent under the rules of NASDAQ and the TSX, satisfies the financial literacy requirements of NASDAQ and qualifies as an audit committee financial expert under the Exchange Act. Mr. Sherrill is the chair of the audit committee.

Compensation Committee

The compensation committee’s role is to assist the Board in fulfilling its responsibilities relating to matters of human resources and compensation, including equity compensation, and to establish a plan of continuity and development for the Company’s senior management. The compensation committee operates under a written charter adopted by the Board. The compensation committee periodically assesses compensation of the Company’s executive officers in relation to companies of comparable size, industry and complexity, taking the performance of the Company and such other companies into consideration. The compensation committee reviews and approves the compensation of the Company’s executive officers. In addition, the compensation committee will, as appropriate, review and approve public or regulatory disclosure respecting compensation, including the Compensation Disclosure and Analysis, and the basis on which performance is measured. The compensation committee has the authority to retain and compensate any outside adviser as it determines necessary to permit it to carry out its duties. The compensation committee has not to date engaged the services of any executive compensation consultant, provided that in 2012, BDO USA, LLP was engaged to provide a study of compensation programs for directors and executive officers offered by a broad peer group. The compensation committee may not form or delegate authority to subcommittees without the prior approval of the Board.

The compensation committee is comprised of Dale W. Bossert, Travis H. Burris, and William W. Sherrill, all of whom are independent under the rules of NASDAQ and the TSX. In 2011, the compensation committee met two times. The compensation committee meets as necessary. Mr. Burris is the chair of the compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s charter provides that the responsibilities of such committee include:

•	establishing and reviewing member characteristics for the Board;

•	evaluating, identifying and recommending nominees to the Board;

•	considering written recommendations from the shareholders of the Company for nominees to the Board;

•	recommending directors to serve as committee members and chairs;

•	reviewing and developing corporate governance guidelines, policies and procedures for the Board;

•	reviewing disclosure by the Company of matters within the committee’s mandate; and

•	reviewing and evaluating the committee’s charter and efficacy.

The nominating and corporate governance committee is responsible for, among other things, identifying and recommending potential candidates for nomination to the Board. The identification of potential Board members is undertaken with a view to ensuring overall diversity of experience, backgrounds, skills, and geographic representation of Board members. The nominating and corporate governance committee receives advice from the Board and will consider written recommendations from the shareholders of the Company respecting individuals best suited to serve as directors, and, when necessary, develops its own list of appropriate candidates for directorships.

The nominating and corporate governance committee is comprised of Dale W. Bossert, Travis H. Burris, and William W. Sherrill, all of whom are independent under the rules of NASDAQ and the TSX. The nominating and corporate governance committee met two times in 2011. The nominating and corporate governance committee meets at least annually, and otherwise as necessary. Mr. Bossert is the chair of the nominating and corporate governance committee.

Availability of Committee Charters and Other Information

The charters for our audit, compensation, and nominating and corporate governance committees, as well as our Corporate Governance Guidelines, Employee Code of Conduct (which applies to all employees), and Code of Business Conduct and Ethics for Members of the Board of Directors, can all be found, free of charge, on the Investor Relations page of the Company’s website, www.forbesenergyservices.com. We intend to disclose any changes to or waivers from the Employee Code of Business Conduct and Ethics that would otherwise be required to be disclosed under Item 5.05 of Form 8-K on our website. We will also provide printed copies of these materials to any shareholder or other interested person upon request to Forbes Energy Services Ltd., Attn: L. Melvin Cooper, 3000 South Business Highway 281, Alice, Texas 78332. The information on our website is not, and shall not be deemed to be, a part of this report or incorporated into any other filings we make with the Securities and Exchange Commission, or the Commission.

We also make available on our website, free of charge, access to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, as well as other documents that we file with or furnish to the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such documents are filed with, or furnished to, the Commission.

Nomination Process

It is our Board of Director’s responsibility to nominate members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The nominating and corporate governance committee assists the Board by identifying and reviewing potential candidates for Board membership consistent with criteria approved by the Board. The nominating and corporate governance committee also annually recommends qualified candidates (which may include existing directors) for approval by the Board of a slate of nominees to be proposed for election to the Board at the annual meeting of shareholders. Having considered the qualifications of these individuals, in April 2012, the nominating and corporate governance committee recommended to the Board of Directors the reelection of the six candidates nominated above.

As provided in the Company’s Bylaws, the Board is authorized to nominate and elect a new director when a vacancy occurs between annual meetings of shareholders. In the event of a vacancy on the Board between annual meetings of the Company’s shareholders, the Board may request that the nominating and corporate governance committee identify, review and recommend qualified candidates for Board membership for Board consideration to fill such vacancies, if the Board determines that such vacancies will be filled. The Company’s Bylaws allow for up to seven directors. At present, the Company has six directors. We have a one year grace period to comply with the NASDAQ requirement that a majority of directors on our board be independent under NASDAQ rules. We plan to comply with this requirement by adding a new independent director to the board prior to August 16, 2012. The Board is permitted by the Bylaws to create a new directorship upon the affirmative vote of 66 2/3% of the directors then in office and to fill existing or newly created directorship slots by a majority vote of the directors then in office.

When formulating its recommendations for potential Board nominees, the nominating and corporate governance committee seeks and considers advice and recommendations from management, other members of the Board and may seek or consider advice and recommendations from consultants, outside counsel, accountants, or other advisors as the nominating/corporate governance committee or the Board may deem appropriate.

Board membership criteria, which are disclosed in the Company’s Corporate Governance Guidelines on the Investor Relations page of the Company’s website, www.forbesenergyservices.com, are determined by the Board, with input from the nominating and corporate governance committee. The Board is responsible for periodically determining the appropriate skills, perspectives, experiences, and characteristics required of Board candidates, taking into account the Company’s needs and current make-up of the Board. This assessment should include appropriate knowledge, experience, and skills in areas deemed critical to understanding the Company and its business; personal characteristics, such as integrity and judgment; and the candidate’s commitments to the boards of other companies. While the Board does not have a formal policy with respect to diversity of potential Board nominees, the nominating and corporate governance committee considers the impact a potential Board nominee would have in terms of increasing the diversity of the Board with respect to professional experience, background, viewpoints, skills and areas of expertise. The resulting diversity of the Board allows each member of the Board an opportunity to provide specific input to Board decisions in his or her respective area of expertise. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director. The Board believes the qualification guidelines included as Exhibit A to the Company’s Corporate Governance Guidelines are currently appropriate, but it may change these guidelines as the Company’s and Board’s needs warrant.

Nominations for Directors

The nominating and corporate governance committee will consider candidates for director nominees that are recommended by shareholders of the Company in the same manner as Board recommended nominees, in accordance with the procedures set forth in the Bylaws. Any such nominations should be submitted to the Board of Directors care of the Director of Financial Reporting, Forbes Energy Services Ltd., 3000 South Business Highway 281, Alice, Texas 78332 and accompany it with the following information:

•

appropriate biographical information, a statement as to the qualifications of the nominee and any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company’s common stock that are owned beneficially and of record by such shareholder(s).

The written recommendation should be submitted within the time frame described under the caption “Shareholder Proposals” above.

Nominating and Voting Agreement

In November 2011, the Company and Charles C. Forbes, Jr., Janet L. Forbes and John E. Crisp terminated the nominating and voting agreement previously in place among those parties. This nominating and voting agreement had previously provided Messrs. Forbes and Crisp and Ms. Forbes with certain rights to designate members of the Board of Directors for election.

Communications with the Board of Directors

The Board has approved a process for shareholders and other interested person to communicate with the Board or certain committees thereof. A description of this process entitled “Procedures for Communication with the Board” is located on the Company’s website, www.forbesenergyservices.com.

In addition, employees wishing to report concerns regarding possible unethical or unlawful behavior may call the Company’s toll-free governance hotline at 1-866-887-5494. Our audit committee monitors these calls. All calls are documented, and those reports that are deemed to be substantive will be investigated.

Proposal No. 2 – Selection and Ratification of the Independent Registered Public Accounting Firm

Our audit committee and Board of Directors seek shareholder ratification of the reappointment of BDO USA, LLP to act as the independent registered public accounting firm of the Company for the 2012 fiscal year. If the shareholders do not ratify the appointment of BDO USA, LLP, the audit committee will reconsider this appointment. A representative of BDO USA, LLP will attend our annual meeting. The representative will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

The affirmative vote of a majority of the shares of common stock entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to ratify the selection of the independent auditors.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the ratification of the reappointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

Independent Auditors and Fees

BDO USA, LLP, began serving as the Company’s independent registered public accounting firm on June 23, 2009. The audit committee approved the reappointment of BDO USA, LLP as independent registered public accounting firm for the 2012 fiscal year, subject to ratification by the shareholders.

The following table presents fees for professional audit services rendered by BDO USA, LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2011 and December 31, 2010, and fees billed for other services rendered by BDO USA, LLP during those periods.

	Year Ended December 31,
	2011	2010
Audit fees(1)	$1,010,078	$924,060
Audit related fees	—	—
Tax fees(2)	112,797	65,150

Total	$1,122,875	$989,210

(1)

Audit fees: Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, for the review of the interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by BDO USA, LLP in connection with statutory and regulatory filings or engagements and attest services, except those not required by statute or regulation.

(2)

Tax fees: Consists of tax compliance and preparation and other tax services. Tax compliance and preparation consists of fees billed for professional services related to federal, state and international tax compliance, assistance with tax audits and appeals, and tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors.

The audit committee is responsible for the appointment, retention, termination, compensation and oversight of the independent auditors. The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. Requests for approval are generally submitted at a meeting of the audit committee. The audit committee may delegate pre-approval authority to a committee member, provided that any decisions made by such member shall be presented to the full committee at its next scheduled meeting.

Proposal No. 3 – Advisory Vote on Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank, Act and Section 14A of the Exchange Act, the Company is providing its shareholders the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers. This vote is commonly referred to as a “Say-on-Pay” vote.

As more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 23, the Company’s compensation programs are designed to provide competitive compensation that attracts and retains executive talent, rewards performance and aligns executive goals with the objectives of the Company.

The Company is seeking your approval, on an advisory basis, of the compensation of our named executive officers compensation as described in this Proxy Statement, including the “Compensation Discussion and Analysis”.

This Say-on-Pay vote is advisory; therefore it will not be binding on the Company, our Board of Directors or the compensation committee. However, the compensation committee and Board of Directors value constructive dialogue on executive compensation and other governance topics with our shareholders and encourage all shareholders to vote their shares on this matter. The compensation committee and Board of Directors will consider the outcome of this vote when evaluating future executive compensation programs.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the approval, on an advisory basis, of the compensation for the Company’s named executive officers set forth in the “Compensation Discussion and Analysis”, the “Summary Compensation Table” and the related compensation tables and narrative in this Proxy Statement.

Proposal No. 4 – Advisory Vote on Frequency of Advisory Vote on Executive Compensation

As discussed above, the Dodd-Frank Act and Section 14 of the Exchange Act also enables shareholders, on an advisory basis, to express their preference on how frequently they would like the Company to conduct future advisory votes on executive compensation. You may indicate whether you would prefer that we conduct these advisory votes every one, two or three years or abstain.

Our Board of Directors understands that there are a number of opinions regarding the relative benefits of a triennial and of a more frequent Say-on-Pay vote.

The Board of Directors unanimously recommends that, in order to foster a more long-term approach to evaluating our executive compensation policies and procedures the shareholders vote “FOR” to hold the non-binding, advisory vote on executive compensation “every three years.”

Proposal No. 5 – Adoption of 2012 Incentive Compensation Plan

We are asking you to approve the Company’s 2012 Equity Incentive Plan (the “2012 Plan”) which the Board adopted on April 30, 2012. The 2012 Plan will only become effective if approved by the shareholders at the Annual Meeting. Upon shareholder approval of the 2012 Plan, no further awards will be made under our prior plan, the Incentive Compensation Plan effective May 19, 2008 (the “2008 Plan”).

The purpose of the 2012 Plan is to promote the success and enhance the value of the Company by linking the interests of employees and the members of our Board to those of our shareholders. We believe that to be successful, our employees need to think like owners. Consistent with this philosophy, our equity program continues to be broad-based to provide us with a competitive advantage in our efforts to hire and retain top talent. In order to continue to make grants of equity in accordance with the compensation philosophy adopted by the compensation committee, our compensation committee and the Board have approved and are asking you to approve the 2012 Plan.

In order to ease the Company’s administration of its equity incentive programs, the 2012 Plan will combine the shares of common stock authorized for issuance under the 2008 Plan with the additional 1,022,500 shares of common stock that will be authorized for issuance under the 2012 Plan. Under the 2008 Plan, there are a total of 2,977,500 shares of common stock authorized for issuance, of which 2,306,188 shares have been issued or are subject to outstanding awards and 671,312 shares remain available for issuance under new awards. If the 2012 Plan is approved by the shareholders, no further awards will be made under the 2008 Plan, however, outstanding awards granted under the 2008 Plan will remain subject to the terms and conditions of the 2008 Plan. Any shares of common stock that are available to be granted under the 2008 Plan but which are not subject to outstanding awards under the 2008 Plan, including shares that become available due to the future lapse or forfeiture of outstanding awards, will be added to the shares authorized for issuance under the 2012 Plan.

The 2012 Plan is drafted to comply with Section 162(m) of the Internal Revenue Code (the “Code”), as amended, which generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to certain of our executive officers unless such compensation is based on objective performance goals that are approved by our shareholders. To qualify under Section 162(m), the material terms under which the particular performance-based compensation is to be paid, including (1) the performance goals, (2) the group of employees whose compensation would be subject to the performance goals, and (3) the maximum amount payable to an executive officer, must be disclosed to, and approved by, our shareholders. Section 162(m) requires that the disclosure to our shareholders be specific enough for them to determine the maximum amount of compensation that could be payable to the employee under a performance goal during a specified period.

Material Terms of the 2012 Plan

The material terms are as follows:

Authorized Shares; Limits on Awards; Lapsed Awards. The maximum number of shares of common stock that may be issued or transferred pursuant to awards under the 2012 Plan equals 1,022,500 plus any shares available to be granted under the 2008 Plan, but which are not subject to outstanding awards under the 2008 Plan, all of which may be subject to incentive stock option treatment. The total number of shares that may be issued for awards to any single participant during a calendar year (i) for stock options and stock appreciation rights (“SARs”) is 750,000, (ii) for restricted stock, restricted stock units performance shares, performance units and other stock-based awards (excluding stock options and SARs) is 750,000, and (iii) for cash awards is $5,000,000. If any outstanding award under the 2012 Plan or the 2008 Plan expires, is terminated or is cancelled without having been exercised or settled in full, the shares of common stock subject to the expired, terminated or cancelled portion of the award shall be added to the maximum number of shares of common stock authorized under the 2012 Plan.

Eligible. Persons eligible to receive awards under the 2012 Plan include our officers, employees, consultants and members of our Board. The Administrator (as defined below) determines from time to time the participants to whom awards will be granted.

Performance Goals. The performance goals for awards intended to qualify as “performance-based compensation” under Section 162(m) will be based on measurable and attainable financial targets selected by the compensation committee from the following list with respect to the Company: net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total shareholder return; stock price; stock price appreciation; EBIT; adjusted EBIT; EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; EBITDAR; adjusted EBITDAR; return in excess of cost of capital; operating profits; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; revenue before deferral; regulatory body approval for commercialization of a product; implementation or completion of critical projects; research; in-licensing; out-licensing; product development; government relations; compliance; mergers and acquisitions; or sales of assets or subsidiaries. Our compensation committee may select any number of performance objectives from this list of performance objectives when establishing the performance measures of a performance-based award, but such objectives must be set no later than 90 days after the beginning of the applicable performance period. The 2012 Plan allows performance objectives to be described in terms of objectives that are related to an individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Material Features of the 2012 Plan

The following summary of the principal terms of the 2012 Plan is qualified in its entirety by the full text of such 2012 Plan, which has been filed as an Appendix A to this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s website at www.sec.gov. You may also obtain, free of charge, a copy of the 2012 Plan by writing to the Assistant Secretary, Forbes Energy Services Ltd., 3000 South Business Highway 281, Alice, Texas 78332

Purpose. The purpose of our 2012 Plan is to attract and retain employees by providing them with additional incentives, and to promote the success of the Company’s business.

Administration. Our Board or one or more committees appointed by our Board will administer the 2012 Plan. For this purpose our Board has delegated general administrative authority for the 2012 Plan to the compensation committee. A committee may delegate some or all of its authority with respect to the 2012 Plan to another committee of directors and may delegate certain limited award grant authority to one or more officers of the Company. The appropriate acting body, be it our Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this summary as the “Administrator.” The Administrator determines the number of shares that are subject to awards and the terms and conditions of such awards, including the price (if any) to be paid for the shares or the award. Along with other authority granted to the Administrator under the 2012 Plan, the Administrator may (i) determine fair market value, (ii) select recipients of awards, (iii) determine the number of shares subject to awards, (iv) approve form award agreements, (v) determine the terms and conditions of awards, (vi) reduce the exercise price of outstanding awards without participant consent, (vii) amend outstanding awards, and (viii) allow participants to satisfy withholding tax obligations through a reduction of shares.

Adjustments or Changes in Capitalization. In the event of any change in the outstanding shares of common stock by reason of a stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects our common stock, the aggregate number of shares of common stock available under the 2012 Plan or subject to outstanding awards (including the exercise price of any awards) will be adjusted as the Administrator deems necessary or appropriate. In addition, the Administrator may adjust the terms and conditions of awards in recognition of unusual or nonrecurring events affecting us or in response to changes in applicable laws, regulations or accounting principles.

Incentive Awards. The 2012 Plan authorizes stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards, as well as other awards (described in the 2012 Plan) that are responsive to changing developments in management compensation. The 2012 Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest in accordance with the schedule set forth in the applicable award agreement.

Stock Option. A stock option is the right to purchase shares of common stock at a future date at a specified price per share generally equal to, but no less than, the fair market value of a share on the date of grant. An option may either be an Incentive Stock Option (“ISO”) or a nonstatutory stock option (“NSO”). ISO benefits are taxed differently from NSOs, as described under “Federal Income Tax Treatment of Awards under the 2012 Plan,” below. ISOs also are subject to more restrictive terms and are limited in amount by the Code and the 2012 Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

SARs. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a common share on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR but will not be less than the fair market value of a share on the date of grant. SARs may be granted in connection with other awards or independently.

Restricted Stock. A restricted stock award is typically for a fixed number of shares of common stock subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares and the restrictions (which may include, for example, continued service and/or performance standards) imposed on such shares. A stock bonus may be granted by the Administrator to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Administrator. The number of shares so awarded shall be determined by the Administrator and may be granted independently or in lieu of a cash bonus.

Restricted Stock Units. A restricted stock unit is similar to a SAR except that it entitles the recipient to receive an amount equal to the fair market value of a common share.

Performance-Based Awards. Our compensation committee may designate any award, the exercisability or settlement of which is subject to the achievement of performance conditions, as a performance-based award that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. In order to qualify as performance-based compensation, the performance objective(s) used for the performance-based award must be from the list of performance goals set forth in the 2012 Plan, as discussed above.

Acceleration of Awards; Possible Early Termination of Awards. Upon a change in control of the Company, outstanding awards under the 2012 Plan will be assumed or substituted on the same terms. However, if the successor corporation does not assume or substitute the outstanding awards, then vesting of these awards will fully accelerate, and in the case of options or stock appreciation rights, will become immediately exercisable. For this purpose a change in control is defined to include certain changes in the majority of our Board, the sale of all or substantially all of the Company’s assets, and the consummation of certain mergers or consolidations.

Transfer Restrictions. Subject to certain exceptions, awards under the 2012 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by him or her.

Termination of or Changes to the 2012 Plan. Our Board may amend or terminate the 2012 Plan at any time and in any manner. Unless required by applicable law or listing agency rule, shareholder approval for any amendment will not be required. Unless previously terminated by our Board, the 2012 Plan will terminate on July 9, 2022. Generally speaking, outstanding awards may be amended, subject, however, to the consent of the holder if the amendment materially and adversely affects the holder.

Federal Income Tax Treatment of Awards under the 2012 Plan

Federal income tax consequences (subject to change) relating to awards under the 2012 Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

For NSOs, the Company is generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the 2012 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses and performance share awards are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. The Company will generally have a corresponding deduction at the time the participant recognizes income. However, as for those awards subject to ISO treatment, the Company would generally have no corresponding compensation deduction.

If an award is accelerated under the 2012 Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards which are not “performance-based” within the meaning of Section 162(m) of the Code may not be permitted to be deducted by the Company in certain circumstances.

New Plan Benefits

Award are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2012 Plan.

Equity Compensation Plan Information

The following provides certain aggregate information with respect to our equity compensation plans in effect as of December 31, 2011.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(3)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Securityholders(1)	2,285,425	$7.49	692,075
Equity Compensation Plans not Approved by Securityholders(2)	65,000	2.60	—

Total	2,350,425	$7.56	692,075

(1)	Includes our 2008 Plan
(2)	Represents options granted in August 2010 outside of the 2008 Plan as an employment inducement.
(3)	Includes the number of shares of common stock issuable upon the settlement of outstanding restricted stock units.

The Board of Directors unanimously recommends that the shareholders vote “FOR” approval of the Company’s 2012 Incentive Compensation Plan.

EXECUTIVE OFFICERS

The names, ages as of April 30, 2012, position and other information concerning our executive officers are set forth below.

Name	Age	Position
John E. Crisp	50	Chairman of the Board, President and Chief Executive Officer
Charles C. Forbes, Jr.	58	Executive Vice President and Chief Operating Officer
L. Melvin Cooper.	58	Senior Vice President, Chief Financial Officer and Assistant Secretary

John E. Crisp is our President and Chief Executive Officer and was appointed to such offices and elected as a director and Chairman of the Board upon the Company’s formation effective April 11, 2008, and since the Delaware Reorganization effective January 1, 2008, has been the Chairman of the Board, President and Chief Executive Officer of Forbes LLC. Since their reorganization as Delaware limited liability companies in June 2007, Mr. Crisp has served as an executive officer of each of our Operating Subsidiaries. Please refer to the “Director Nominees and Voting” section of this Proxy Statement for additional information with respect to Mr. Crisp’s background and experience.

Charles C. Forbes, Jr. is our Executive Vice President and Chief Operating Officer and was appointed to such offices and elected a director upon the Company’s formation effective April 11, 2008, and since the Delaware Reorganization effective January 1, 2008, has been a director and Executive Vice President and Chief Operating Officer of Forbes LLC. Since their reorganization as Delaware limited liability companies in June 2007, Mr. Forbes has served as an executive officer of each of our Operating Subsidiaries. Please refer to the “Director Nominees and Voting” section of this Proxy Statement for additional information with respect to Mr. Forbes’ background and experience.

L. Melvin Cooper, is our Senior Vice President, Chief Financial Officer and Assistant Secretary and was appointed to such offices upon the Company’s formation effective April 11, 2008, and since the Delaware Reorganization effective January 1, 2008, has been the Senior Vice President, Chief Financial Officer and Assistant Secretary of Forbes LLC. Since their reorganization as Delaware limited liability companies in June 2007, Mr. Cooper has served as the Senior Vice President & Chief Financial Officer of each of our Operating Subsidiaries. In October 2010, Mr. Cooper joined the board of Flotek Industries Inc., a company listed on the New York Stock Exchange that provides specialty chemicals, downhole drilling tools and artificial lift equipment to energy companies. From January to June, 2007, he served as Senior Vice President and Chief Financial Officer of Cude Oilfield Contractors, Inc., an oilfield construction company. From September 2004 to January 2007, Mr. Cooper served as President of SpectraSource Company, a supplier of products and services to the new home building industry. From April 2000 to September 2004, Mr. Cooper served as President of Cerqa, the supply chain management division of Nationwide Graphics, Inc., a national printing and supply chain management company where Mr. Cooper formerly served as Senior Vice President and Chief Financial Officer. Mr. Cooper has also served as Chief Financial Officer of private and public companies involved in scrap metal recycling, manufacturing, water purification, natural gas marketing and drilling fluids. Mr. Cooper earned a degree in accounting from Texas A & I University in 1975. Mr. Cooper is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our philosophy on the compensation of our executive officers is to provide competitive salary levels and compensation incentives that attract and retain individuals of high quality, recognize performance and align executive goals with the short-term and long-term objectives of the Company. Our compensation program is designed to reward performance, leadership and loyalty. The elements of our executive compensation program for our executive officers consist of base salary and benefits, cash bonuses and cash incentive awards and equity incentive awards. We provide base salary and benefits in order to compensate executive officers for their day-to-day services rendered to the Company, cash bonuses and cash incentive awards in order to encourage achievement of operating results and equity incentive awards in order to better align the interests of our executive officers with the long-term interests of our shareholders. We believe that each of these three principal elements play a role in achieving our overall compensation objective of attracting and maintain high quality individuals, recognizing performance and aligning executive goals with the objectives of the Company.

We do not have a formal policy for allocating between cash and non-cash compensation, generally or with respect to our named executive officers. Rather the compensation committee evaluates each element of compensation separately and as a whole. In making this evaluation, the compensation committee generally considers information regarding the performance of the Company, past compensation practices and general industry information. In 2011, the compensation committee also considered broad-based survey data when it evaluated executive compensation. In 2012, the compensation committee also considered compensation information from a selected group of peer companies. A discussion of how this comparison was conducted and a list of the peer companies selected in 2012 is provided in the section entitled “How and why we benchmark executive compensation.”

References herein to our Incentive Plan shall mean our 2008 Plan, provided that in the event that the shareholders approve the 2012 Plan at our Annual Meeting, any references to awards which may be granted after the date of our Annual Meeting, shall mean our 2012 Plan. Further, on August 12, 2011, the Company completed a four-to-one share consolidation (the “Share Consolidation”). All references herein to share and per share numbers prior to the Share Consolidation have been retroactively adjusted to give effect to the Share Consolidation.

Base Salary

As stated above, we provide base salary to our executive officers in order to compensate such officers for the services they provide to the Company, on a day-to-day basis. The base salaries for the executive officers were initially set in May 2008, when we entered into employment agreements with such officers. The compensation committee from time to time evaluates those salaries based the contributions made, responsibilities assumed and skills possessed by such executive, as well as the condition of the Company and the overall energy services industry.

In March 2012, the compensation committee performed such an evaluation and determined to increase the salary of its executive officers. When originally adopted, the employment agreements of Messrs. Crisp, Forbes and Cooper, our executive officers, provided for annual base salaries of $500,000, $500,000 and $200,000, respectively. The salary of Messrs. Crisp and Forbes had never previously been increased since 2008. In fact, in April 2009, due to the economic downturn, Messrs. Crisp and Forbes agreed to a temporary reduction in base salary of $37,500 that continued in effect through 2011. Mr. Cooper’s base salary had been increased once in 2010 to $250,000. In March 2012, the compensation committee determined to increase the base salary of Messrs. Crisp, Forbes and Cooper to $650,000, $650,000 and $425,000, respectively. This modification was based on the factors described above and a review of compensation practices of our newly formulated peer group, which is described in greater detail in “How and why we benchmark compensation against our peers” beginning on page 25. With respect to the increase to the salary of Mr. Cooper specifically, the compensation committee felt that Mr. Cooper’s talents and achievements, including the completion of a recent debt offering and our NASDAQ listing, make him well qualified to take a position in a company whose size exceeds our peer group. Further, the compensation committee was particularly mindful of the broad scope of responsibilities assumed by Mr. Cooper, including those that would often be associated with a treasurer, controller, corporate secretary or investor relations specialist, which may not be performed by chief financial officers in other similarly situated companies.

Benefits and Perquisites.

The Company provides the executive officers and other employees with perquisites and other personal benefits as part of providing a competitive executive compensation program. The Company provides its executive officers with health, medical, dental and life insurance coverage, as it does for all of its employees, provided that with regard to these benefit plans the Company pays certain premiums for such executive officers that are not covered for all employees. Further, the Company also pays the premiums of a supplemental life insurance policy for Mr. Forbes and certain family members in the amount of $130,000.

The Company also believes it should provide certain perquisites for executive officers. Messrs. Crisp and Forbes have been provided a company vehicle. Company vehicles are also provided to certain managers and other full-time employees. Further, Messrs. Crisp, Forbes and Cooper receive a monthly vehicle and fuel allowance of $1,500 per month. This vehicle allowance is also available to certain managers and full-time employees.

Cash Bonuses and Cash Incentive Compensation

The Company uses cash compensation in excess of base salary to encourage achievement of operating results and to create a competitive compensation package for our executive officers. Prior to 2012, this compensation was made exclusively through the payment of cash bonuses determined solely at the discretion of the compensation committee. In April 2011, the compensation committee exercised this discretion to award Messrs. Crisp, Forbes and Cooper cash bonuses of $300,000, $300,000 and $100,000, respectively. This was done to reward performance and to make the compensation of its executive officers for 2010 more competitive. In arriving at this decision, the compensation committee reviewed data from the following published surveys: 2010 Economics Research Institute Platform Library, Watson Wyatt’s 2008/2009 Top/Middle Management Calculator, 2010 Mercer Compensation Survey for the Energy Sector. In October 2011, the compensation committee approved an additional $75,000 cash bonus to Mr. Cooper in recognition of the work done by Mr. Cooper in 2011 in connection with the Company’s issuance of $280 million in Senior Notes due 2019 and the establishment of a $75 million revolving credit facility. In March 2012, the compensation committee awarded Messrs. Crisp, Forbes and Cooper discretionary cash bonuses of $500,000, $500,000 and $200,000, respectively, for work performed in 2011. This was done with the aim of ensuring these officers’ compensation was competitive for the industry.

In March 2012, the compensation committee adopted a new approach to awarding cash compensation in excess of base salary. Rather than merely providing cash bonuses in the sole discretion of the compensation committee, a formal plan was adopted under our Incentive Plan, whereby incentive compensation, that would be paid 70% in cash and 30% in an immediately vested stock grant, would be determined based on the Company’s achievement of an adjusted EBITDA target, adjusted EBITDA being a non-GAAP financial measure defined below. For Messrs. Crisp and Forbes, achievement of 75% of the target will earn incentive compensation of 50% of base salary, achievement of 100% of the target will earn a bonus of 100% of base salary, achievement of 125% of the target will earn a incentive compensation of 150% of base salary, and achievement of 130% of the target will earn incentive compensation of 200% of base salary. For Mr. Cooper, achievement of 75% of the target will earn incentive compensation of 30% of base salary, achievement of 100% of the target will earn incentive compensation of 60% of base salary, achievement of 125% of the target will earn incentive compensation of 90% of base salary, and achievement of 130% of the target will earn incentive compensation of 120% of base salary. The value of this incentive compensation is interpolated on a straight-line basis for target results between 75% and 100%, 100% and 125%, or 125% and 130%, as applicable. The compensation committee reserves the discretion to reduce the amount otherwise paid based on their evaluation of significant financial or operational outcomes. This new approach will begin for service rendered in 2012, with the determination of the details of the award made in early 2013.

The compensation committee believes that the adoption of this performance incentive compensation plan, which operates under our Incentive Plan, will bring a greater deal of certainty and executive accountability to the Company’s compensation package. A discussion concerning our use of adjusted EBITDA in connection with compensation-related matters is described in the section entitled “How and why we plan to use adjusted EBITDA to determine whether cash compensation has been earned” on page 26.

Equity Incentive Awards

The Company uses equity incentive awards in order to better align the interests of our executive officers with the long-term interests of our shareholders and to create a competitive compensation package for such officers. Pursuant to the Company’s Incentive Plan, the compensation committee is permitted to grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, and other stock-based incentive compensation, collectively referred to as the Awards, to employees, directors and consultants of the Company or an affiliate.

Prior to 2012, equity incentive awards were granted at the sole discretion of the compensation committee. On August 15, 2011, the compensation committee exercised this discretion to grant Messrs. Crisp, Forbes and Cooper options to purchase 18,750, 18,750 and 125,000 shares of the Company’s common stock in order to reward performance and maintain retention. These options have an exercise price equal to $9.16 per share and vest in three equal annual installments beginning on the grant date. Further, on August 11, 2011, Messrs. Crisp, Forbes and Cooper each tendered options to purchase 112,500 issued in May 2008 in the 2011 Option Exchange (as defined below) and, as a result, each received options to purchase 81,000 shares of common stock. These new options have an exercise price of $9.32 per share and vest in four equal installments over a one year period.

In March 2012, the compensation committee adopted a new approach to awarding equity that will be applied initially for the year ending December 31, 2012. As described above, for 2012, our executive officers are eligible to receive performance incentive compensation, which is payable 70% in cash and 30% in an immediately vested stock grant. Further, our executive officers will receive, beginning in early 2013 for the year ending December 31, 2012, an annual stock grant, vesting in three equal tranches over three years from the grant date. This annual stock grant will be equal to the number of shares of common stock equal to $400,000, $400,000 and $215,000, for each of Messrs. Crisp, Forbes and Cooper, respectively, divided by the closing price of the Company’s common stock on the last business day before the day such awards are approved by the compensation committee. As with the adoption of the performance incentive compensation plan which is discussed above, the compensation committee believes that annual stock grants will add a measure of predictability to the Company’s compensation practices. Further, the compensation committee feels that these levels of equity awards will encourage management to align its interest with long-term shareholder value.

Clawback Policy

In March 2012, the compensation committee adopted a policy to recover incentive-based compensation paid to any executive officer as required by the provisions of the Dodd-Frank Act, any regulations or rules promulgated thereunder, or any other “clawback” provision required by applicable law or the listing standards of the NASDAQ Global Market. The company expects to enter into agreements with its executives shortly that will implement this policy.

Tax and accounting treatment issues

Under Section 162(m) of the Code, the Company may not deduct, for federal income tax purposes, compensation paid in excess of $1,000,000 to a named executive officer employed by the Company at year-end unless it qualifies as “performance-based compensation.” While we believe that the adoption of the 2012 Plan will make it possible to take advantage of the deduction of performance-based compensation, in order to ensure competitive levels of total compensation for its executive officers, there may be circumstances in which the Company’s interests are best served by approving compensation for its executive officers that will not meet the requirements of Section 162(m) of the Code and, therefore, will not be deductible by the Company for federal income tax purposes. Accordingly, the compensation committee may approve in the future, compensation for one or more of its executive officers that is not deductible for federal income tax purposes.

How and why we benchmark compensation against our peers

We operate in a competitive industry and compete with other companies in that industry for executive officers. In order to ensure that our compensation is effective at attracting and retaining executive talent, we feel it is appropriate to compare our compensation with other companies in our industry. Historically, the compensation committee did this informally through their general knowledge of compensation trends in the industry. Beginning in 2011, the compensation committee also reviewed published survey information from the 2010 Economics Research Institute Platform Library, the Watson Wyatt’s 2008/2009 Top/Middle Management Calculator and the 2010 Mercer Compensation Survey for the Energy Sector, in performing this comparison.

BDO USA, LLP was engaged to provide a study of compensation programs of executive officers and directors offered by a broad peer group in order to assist the compensation committee in establishing and maintaining an appropriate compensation program to better enable the Company to attract and retain highly qualified directors. In 2012, when evaluating compensation, the compensation committee reviewed a selected group of peer companies and the compensation data related thereto provided by BDO USA, LLP. This group of peer companies consists of the following:

Industry Peer Group
Calfrac Well Services Ltd.
C&J Energy Services Inc.
Newpark Resources Inc.
Tetra Technologies Inc.
Basic Energy Services Inc.
Flotek Industries Inc.
Pioneer Drilling Co.
Tesco Corp.
Global Geophysical Services Inc.
Dawson Geophysical Inc.
Furmanite Corp.
Natural Gas Services Group Inc.
Union Drilling Inc.
Geokinetics Inc.

This peer group was selected by the compensation committee based on factors including the size of the companies and their lines of business in consultation with management and after reviewing data provided by BDO USA, LLP.

How and why we plan to use adjusted EBITDA to determine whether incentive cash compensation has been earned

“Adjusted EBITDA” is defined as income (loss) from continuing operations before interest, taxes, depreciation, amortization, gain or loss on early extinguishment of debt and non-cash stock based compensation excluding non-recurring items. Management does not include gain (loss) on extinguishment of debt or litigation settlement and associated legal fees in its calculations of Adjusted EBITDA, as it believes that such changes are not representative of our core operations. Further, management believes that most investors exclude gain (loss) on extinguishment of debt, and stock based compensation recorded under FASB ASC Topic 718 from customary EBITDA calculations as those items are often viewed as either non-recurring and not reflective of ongoing financial performance or have no cash impact on operations. Adjusted EBITDA is a non-GAAP measure that is used as a supplemental financial measure by our management and our investors to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to pay interest on our indebtedness; and our operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure. We use adjusted EBITDA in our quarterly earnings releases, investor conference calls and other filings with the Commission.

Due to the significance of adjusted EBITDA as a measure of the performance of the Company, the compensation committee felt that it was appropriate to tie elements of executive compensation with the achievement of a target level of adjusted EBITDA. The adjusted EBITDA target is set by the compensation committee, after receiving the recommendation of management.

2011 SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid, payable, awarded, granted, given, or otherwise provided, directly or indirectly, by the Company or a subsidiary thereof, in U.S. dollars, to the individuals who were, at December 31, 2011, the Chief Executive Officer, the Chief Financial Officer and the only other executive officer whose total annual compensation was more than $100,000. The currency of compensation awarded, earned, paid or payable is in U.S. dollars.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John E. Crisp	2011	462,500	500,000	—	170,877	(2)	—	—	53,893	(3)	1,187,270
President & Chief	2010	462,500	300,000	—	—		—	—	62,764	(4)	825,264
Executive Officer	2009	474,038	—	—	—		—	—	61,969	(5)	536,007

Charles C. Forbes, Jr.	2011	462,500	500,000	—	170,877	(2)	—	—	61,813	(6)	1,195,190
Executive Vice	2010	462,500	300,000	—	—		—	—	60,760	(7)	823,260
President & Chief	2009	474,038	—	—	—		—	—	59,965	(8)	534,003
Operating Officer

L. Melvin Cooper	2011	250,000	275,000	—	1,019,005	(2)	—	—	35,735	(9)	1,579,740
Senior Vice President &	2010	233,154	100,000	—	255,574		—	—	29,764	(10)	618,492
Chief Financial Officer	2009	197,692	—	—	—		—	—	29,969	(11)	227,661

(1)

The amounts in this column reflect the grant date fair value of stock option awards granted to the executive officers during 2010 and 2011. The grant date fair values of the stock option awards are calculated in accordance with FASB ASC Topic 718. The grant date fair values for stock option awards are determined based on the Black-Scholes model for option pricing. For assumptions for the respective option periods, please refer to Note 5 – Share Based Compensation – to the Company’s consolidated financial statements for the year ended December 31, 2011, in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012.

(2)	This amount includes the incremental fair value of $21,207 resulting from the 2011 Option Exchange (as defined below).
(3)	This amount is comprised of $32,000 for fees earned as a director, $3,893 for premiums paid by the company for health and life insurance and $18,000 for an automobile and related auto expenses.
(4)

This amount is comprised of $33,000 for fees earned as a director, $11,764 for premiums paid by the Company for health and life insurance and $18,000 as an allowance for an automobile and related auto expenses.

(5)

This amount is comprised of $32,000 for fees earned as a director, $11,969 for premiums paid by the Company for health and life insurance and $18,000 as an allowance for an automobile and related auto expenses.

(6)	This amount is comprised of $29,996 for fees earned as a director, $13,817 for premiums paid by the Company for health and life insurance and $18,000 for an automobile and related auto expenses
(7)

This amount is comprised of $30,996 for fees earned as a director, $11,764 for premiums paid by the Company for health and life insurance and $18,000 as an allowance for an automobile and related auto expenses.

(8)

This amount is comprised of $29,996 for fees earned as a director, $11,969 for premiums paid by the Company for health and life insurance and $18,000 as an allowance for an automobile and related auto expenses.

(9)

This amount is comprised of $13,535 for premiums paid by the Company for health and life insurance, $18,000 as an allowance for an automobile and related auto expenses and $4,200 for personal travel expenses.

(10)	This amount is comprised of $11,764 for premiums paid by the Company for health and life insurance and $18,000 as an allowance for an automobile and related auto expenses.
(11)	This amount is comprised of $11,969 for premiums paid by the Company for health insurance and $18,000 as an allowance for an automobile and related auto expenses.

The 2008 Plan

The Board of Directors adopted and the Company’s sole shareholder at the time approved the Incentive Plan in May 2008. The 2008 Plan is an unfunded plan that provides for the granting of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, dividend equivalent rights, performance-based compensation and other incentive compensation, collectively referred to as the Awards, to employees, directors and consultants of the Company or an affiliate. The Board of Directors believes that the 2008 Plan strengthens the Company’s ability to attract, retain, and reward employees, directors, and consultants by enabling such persons to acquire or increase a proprietary interest in the Company, strengthening the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. After the approval by our shareholders of an amendment to increase the maximum number of shares of common stock that may be issued under the 2008 Plan by 1,672,500 at our annual meeting on June 27, 2011, the 2008 Plan provides for a reserve equal to 2,977,500 shares of common stock. As of April 30, 2012, there were 671,312 shares of common stock available for future grants under this plan.

At the prior year’s annual meeting, the shareholders of the Company approved an amendment to the 2008 Plan that permitted a one-time employee stock option exchange program whereby option holders were given the opportunity to exchange stock options with an exercise price of $28.00 per share (as adjusted for the Share Consolidation described below), for a lesser number of new stock options that had approximately the same fair value as the options surrendered (the “2011 Option Exchange”). On July 14, 2011, the Company launched this 2011 Option Exchange. The 2011 Option Exchange only applied to options granted on May 29, 2008 and the 2011 Option Exchange expired on August 11, 2011. Those participating in the 2011 Option Exchange received new options for the old options they tendered at a ratio of .72 to 1. In an attempt to minimize accounting expenses, this exchange ratio was calculated on an approximate “value-for-value” basis. However, due to changes in the market price of the Company’s common stock after the launch of the 2011 Option Exchange, compensation expense of approximately $0.1 million was recognized as a result of the 2011 Option Exchange. The new options issued have an exercise price of $9.32. The new options vest in four equal installments over a one year period. As a result of the 2011 Option Exchange, options to purchase 670,000 shares of common stock were cancelled and new options to purchase 482,400 shares of common stock were issued.

All options issued and outstanding prior to August 12, 2011 were proportionally adjusted to give effect to the four-to-one share consolidation, whereby each four shares of common stock of FES Ltd of par value $0.01 per share were consolidated into a single share of common stock of par value $0.04, or the Share Consolidation.

The Company believes that by using equity incentive compensation, the interests of the Company’s stockholders and the Company’s management employees remain aligned over the long-term. Pursuant to the 2008 Plan, the compensation committee is authorized to grant Awards. Additionally, the compensation committee determines who will receive Awards, the time or times at which Awards will be granted, the type of Awards to be granted, the number of shares of common stock covered by each Award, vesting schedules and other limitations on the vesting of the Awards, and such other terms and conditions of each Award as are not inconsistent with the terms of the 2008 Plan.

Pension and Retirement Plans

We do not have in place any pension or retirement plan with the exception of a 401(k) retirement plan for substantially all of its employees based on certain eligibility requirements. We may provide profit sharing contributions to the plan at the discretion of management. No such discretionary contributions have been made since inception of the plan.

2011 GRANTS OF PLAN-BASED AWARDS

The following table provides information about the equity and non-equity awards we made to our executive officers under our Incentive Plan during the year ended December 31, 2011.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John E. Crisp	08/11/2011	$—	$—	$—	—	—	—	—	81,000	9.32	21,207	(3)
President & Chief Executive Officer	08/15/2011	—	—	—	—	—	—	—	18,750	9.16	149,670
Charles C. Forbes, Jr.	08/11/2011	—	—	—	—	—	—	—	81,000	9.32	21,207	(3)
Executive Vice President & Chief Operating Officer	08/15/2011	—	—	—	—	—	—	—	18,750	9.16	149,670
L. Melvin Cooper.	08/11/2011	—	—	—	—	—	—	—	81,000	9.32	21,207	(3)
Senior Vice President & Chief Financial Officer	08/15/2011	—	—	—	—	—	—	—	125,000	9.16	997,798

(1)	These option-based awards were granted on August 11, 2011, in connection with the Company’s 2011 Option Exchange. These new options vest in four equal installments over a one year period.
(2)	This option based award was granted on August 15, 2011 and vests in three equal installments over a one year period.
(3)	This amount represents the incremental fair value increase resulting from the 2011 Option Exchange.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth for each Named Executive Officer all option-based and share-based awards outstanding at December 31, 2011.

	OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price(1) ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
John E. Crisp,	20,250	(2)	60,750	(2)	9.32		08/11/2021	—	—	—	—
President & Chief Executive Officer	—		18,750	(3)	9.16		08/15/2021	—	—	—	—

Charles C. Forbes, Jr.,	20,250	(2)	60,750	(2)	9.32		08/11/2021	—	—	—	—
Executive Vice President & Chief Operating Officer	—		18,750	(3)	9.16		08/15/2021	—	—	—	—

L. Melvin Cooper,	59,375	(4)	59,375	(4)	2.60	(5)	08/24/2020	—	—	—	—
Senior Vice President & Chief Financial Officer	20,250	(2)	60,750	(2)	9.32		08/11/2021	—	—	—	—
	—		125,000	(3)	9.16		08/15/2021	—	—	—	—

(1)	The number of shares and price per share information in the table above has been retroactively adjusted to give effect to the Share Consolidation.
(2)	These option-based awards were granted on August 11, 2011, in connection with the Company’s 2011 Option Exchange. These new options vest in four equal installments over a one year period.
(3)	This option based award was granted on August 15, 2011 and vests in three equal installments over a three year period.
(4)	This option-based award was granted on August 24, 2010 and vests in four equal installments over a two year period.
(5)

At the time of this grant, the Company’s common stock was not traded on a United States national securities exchange, therefore, pursuant to the 2008 Plan, the exercise price was determined using the volume weighted average trading price on the Toronto Stock Exchange over the five-day period immediately preceding the grant date. This exercise price was the converted from Canadian dollars to U.S. dollars. The closing price on the grant date of the Company’s common stock on the “Pink Sheets” over-the-counter market was $2.44 per share (as adjusted for the Share Consolidation).

Options Exercised and Stock Vested

None of our Named Executive Officers exercised any of their exercisable options during fiscal 2011 nor did any of our named executive officers vest in any stock awards during fiscal 2011.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential payments upon termination, including after change in control, to Messrs. Crisp, Forbes and Cooper are governed by the terms of their respective employment agreements. We have long-term employment agreements with our three executive officers. Each long-term employment agreement has a current term expiring April 30, 2014, provided that the term of each agreement will automatically extend for an additional year on May 1, 2012 and will automatically extend for an additional year every May 1 hereafter unless notice of termination is given before any such date by us or the employee. Potential payments upon change in control before termination to the executive officers are governed by the terms of the respective equity award agreements.

Payments Made Upon Termination Without Good Cause

Under the employment agreements, in the event any of Messrs. Crisp, Forbes or Cooper is terminated “without good cause” as defined in the employment agreements, he would be entitled to his base salary, bonus, automobile, and medical and other benefits through the actual expiration date of his employment agreement, and any and all options, rights, or awards granted in conjunction with the Incentive Plan would immediately vest.

Payments Made Upon a Change in Control

For purposes of the employment agreements of Messrs. Crisp, Forbes and Cooper, and the 2008 Plan, a “change in control” means:

(1)

the obtaining by any person or persons acting as a group of fifty percent (50%) or more of the voting shares of Parent pursuant to a “tender offer” for such shares as provided under Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended, or any subsequent comparable federal rule or regulation governing tender offers; or

(2)

a majority of the members of the Parent’s board of directors is replaced during any twelve (12) month period by new directors whose appointment or election is not endorsed by a majority of the members of the Parent’s board of directors before the date of such new directors’ appointment or election; or

(3)

any person, or persons acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Parent that have a total gross fair market value equal to or more than seventy-five percent (75%) of the total gross fair market value of all of the assets of the Parent immediately before such acquisition or acquisitions (other than transfers to related persons as defined in Section 1.409A-3(i)(5)(vii)(B) of the Treasury Regulations).

If we should undergo a change in control while the employment agreements are in effect and any of Messrs. Crisp, Forbes or Cooper is either constructively or actually terminated under the conditions set forth in his agreement, then he will be entitled to receive three times his salary for the year in which the termination occurs, three years of medical and other insurance benefits from the date of termination and, in general, three times the greater of (x) the amount equal to the bonus paid for the last completed year for which bonuses have been paid or (y) the amount equal to the bonus that would have been payable for the then current year. To the extent that such medical benefits may be taxable to the employee or his or her dependents, the Company would gross up the employee for such taxes based on the employee’s actual tax rate, up to 35% (without a gross up on the initial gross up). In addition, under the respective equity award agreements for the executive officers, upon a change in control his unvested stock options or other awards would vest upon the termination event.

In the event that it shall be determined that any payment by the Company to or for the benefit of the executive officers would be subject to the excise tax imposed by Section 4999 of the Code, or any successor provision thereto, by reason of being considered “contingent on a change in ownership or control” of the Company, within the meaning of Section 280G of the Code, or any successor provision thereto, or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the “Excise Tax”), then the executive officer shall be entitled to receive an additional payment or payments, or gross-up payment, under his employment agreement or change in control agreement. The gross-up payment shall be in an amount such that after payment by such executive officer of all taxes including any Excise Tax (and including any interest or penalties imposed with respect to such taxes and the Excise Tax, other than interest and penalties imposed by reason of such executive officer’s failure to timely file a tax return or pay taxes shown due on such executive officer’s return) imposed upon the gross-up payment, the amount of the gross-up payment retained by such executive officer is equal to the Excise Tax imposed upon the payment.

Payments Made Upon Voluntary Termination or Termination with Cause

If the employment of any of Messrs. Crisp, Forbes or Cooper is terminated for good cause or if any of Messrs. Crisp, Forbes or Cooper voluntarily terminates his employment with the Company, the Company will pay any compensation earned but not paid to him prior to the effective date of termination. Messrs. Crisp, Forbes and Cooper may voluntarily terminate their employment by giving at least thirty days notice. At any time after such notice, the Company would have the right to relieve the employee of his duties; however salary would continue during the notice period.

Payments Made Upon Permanent Disability or Death

Under the employment agreements, if Messrs. Crisp, Forbes or Cooper become permanently disabled or die during the term of their employment: (i) the Company shall pay to him or his estate the compensation that such executive would have earned through the date of death or determination of permanent disability, including salary, any prior year bonus earned but not yet paid and the pro-rated portion of any current year bonus as and when determined in the ordinary course, and his dependents would be entitled to benefits, including medical, and other benefits and use of a Company automobile for a period of one year from the date of death and (ii) his options, rights or awards granted in conjunction with his incentive compensation and stock option plans would vest upon the date of death or determination of permanent disability. Also, the estate of Messrs. Crisp, Forbes, or Cooper would receive life insurance proceeds from the Company-paid term life insurance policies that were in effect on the date of his or her death.

Material Conditions and Obligations Under the Employment Agreements

Messrs. Crisp, Forbes and Cooper have each agreed that during the term of their respective agreements and for a period of one year after termination, they will not (1) be employed by or associated with or own more than 5% of the outstanding securities of any entity that competed with us in the locations where we operate, (2) solicit any of our employees to terminate their employment or (3) solicit the purchase, performance or providing of any equipment or services which constitute any part of our business to, for or with any of our customers or (4) use, disclose or publish any company confidential information or trade secrets. Notwithstanding the foregoing, the respective agreements of Messrs. Crisp and Forbes permit their involvement with other business ventures provided that they are not competitive with the Company’s business or have been approved by the independent members of the Board. Certain of these transactions are described under “Certain Relationships and Related Transactions” beginning on page 37 of this Proxy Statement.

The following table shows the amount of compensation payable to each of our executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving termination of employment or a change in control event. The amounts shown assume that such termination was effective as of December 31, 2011, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to such executive officers upon their termination. The equity value calculations use the closing price of our common stock as of December 31, 2011, which was $6.37. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

2011 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (1)

Name and principal position		Voluntary Termination	Termination for Cause	Termination by Company without Cause	Change in Control with Termination for Good Reason by Executive or Without Cause	Death and Permanent Disability
John E. Crisp	Compensation:
President & Chief Executive Office	Severance	$—	$—	$1,864,000	$2,400,000	$—
	Acceleration of	$—	$—	$—	$—	$—
	Unvested
	Stock Options

	Benefits and
	Perquisites:
	Insurance	$—	$—	$51,017	$11,679	$21,893
	continuation
	280G Tax Gross Up	$—	$—	$—	$528,960	$—

	Total	$—	$—	$1,915,017	$2,940,639	$21,893

Charles C. Forbes, Jr.	Compensation:
Executive Vice President & Chief	Severance	$—	$—	$1,864,000	$2,400,000	$—
Operating Officer	Acceleration of	$—	$—	$—	$—	$—
	Unvested
	Stock Options

	Benefits and
	Perquisites:
	Insurance	$—	$—	$74,134	$41,451	$31,817
	continuation
	280G Tax Gross Up	$—	$—	$—	$619,257	$—
	Total	$—	$—	$1,938,134	$3,060,708	$31,817

L. Melvin Cooper	Compensation:
Senior Vice President & Chief	Severance	$—	$—	$815,500	$1,050,000	$—
Financial Officer	Acceleration of	$—	$—	$223,844	$223,844	$223,844
	Unvested
	Stock Options

	Benefits and
	Perquisites:
	Insurance	$—	$—	$73,477	$40,605	$31,535
	continuation
	280G Tax Gross Up	$—	$—	$—	$290,287	$—

	Total	$—	$—	$1,112,821	$1,604,736	$255,419

(1)	Calculated as of December 31, 2011.

2011 Director Compensation

The following table details the compensation received by each Director, other than Named Executive Officers, in 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dale W. Bossert	$42,000	—	$163,047	(2)	—	—	—	$205,047
Travis H. Burris	$42,000	—	$163,047	(2)	—	—	—	$205,047
Janet L. Forbes	$29,996	—	$163,047	(2)	—	—	—	$193,043
William W. Sherrill	$42,000	—	$163,047	(2)	—	—	—	$205,047

(1)

The amounts in this column reflect the grant date fair value of stock option awards granted to the directors during 2011. The grant date fair values of the stock option awards are calculated in accordance with FASB ASC Topic 718. The grant date fair values for stock option awards are determined based on the Black-Scholes model for option pricing. For assumptions for the respective option periods, please refer to Note 5 – Share Based Compensation – to the Company’s consolidated financial statements for the year ended December 31, 2011, in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2012.

(2)	The amount includes the incremental fair value of $13,377 resulting from the 2011 Option Exchange.

Narrative Discussion

For 2011, each director, including Messrs. Crisp and Forbes, whose compensation is set forth in the Summary Compensation Table, receives an annual retainer of $25,000 and each committee chair receives an additional annual retainer of $2,000. Each director receives $1,000 per meeting plus expenses for attendance at any Board meeting or any committee meeting.

Mr. Bossert, Mr. Burris, Ms. Forbes and Mr. Sherrill tendered their May 2008 options in the previously discussed 2011 Option Exchange. As a result, on August 11, 2011, they each received options to purchase 13,500 shares of common stock, at an exercise price of $9.32. These options have a seven year life and vest in four equal installments over a one year period.

On August 15, 2011, the compensation committee resolved to grant each of the directors an option to purchase 18,750 shares at an exercise price of $9.16 per share. The options have a ten year life and vest in three equal annual installments over three years.

In March 2012, the compensation committee conducted an evaluation of director compensation. BDO USA, LLP was engaged to provide a study of compensation programs of directors offered by a broad peer group in order to assist the compensation committee in establishing and maintaining an appropriate compensation program to better enable the Company to attract and retain highly qualified directors. Based on this information, the compensation committee determined to increase the cash portion of director compensation and adopt a more formal policy of director equity compensation. Under this new approach, each director will receive an annual retainer of $35,000. The chair of the audit committee, compensation committee and nominating and corporate governance committee will receive additional retainers of $25,000, $20,000 and $15,000, respectively. Each director will receive $2,000 per meeting plus expenses for attendance at any Board or committee meeting.

The compensation committee also adopted a policy of awarding directors annual grants of that number of shares of common stock equal to $75,000 divided by the closing stock price on the applicable grant date. These stock grants vest one year after the date of grant. This will begin in 2013 for services rendered in the year ending December 31, 2012. The compensation committee believes this policy will provide greater certainty and predictability to our director compensation structure.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on the review and discussions referenced above, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.

This foregoing report is given by the following members of the compensation committee:

Dale W. Bossert

Travis H. Burris (Chair)

William W. Sherrill

Compensation Committee Interlocks and Insider Participation

All members of the compensation committee are independent directors, and none of them are present or past employees of ours. No member of the compensation committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the Exchange Act and none of our executive officers has served on the compensation committee (or other committee serving an equivalent function or the full board, if no such committee exists) of any other entity, one of whose executive officers served on our compensation committee. Nevertheless, in the interest of providing information to our shareholders, we have disclosed, in our discussion of “Certain Relationships and Related Transactions” beginning on page 37 of this Proxy Statement, that Mr. Burris has a noncontrolling interest in Resonant Technology Partners, a computer networking group that provides services to the Company. The Company recognized expenses of approximately $0.3 million, $0.3 million, and $0.2 million, and capital expenditures of approximately $0, $28,000, and $0 for the year-ended December 31, 2011, 2010, and 2009, respectively, with respect to Resonant Technology Partners. Further, Mr. Crisp, our President and Chief Executive Officer, serves on the board of directors of Texas Champion Bank for which Mr. Burris, the Chairman of our compensation committee, serves as President and Chief Executive Officer. However, no interlocking relationship exists as Texas Champion Bank has a separate compensation committee and Mr. Crisp does not serve on that committee. We have a business relationship with Texas Champion Bank and, as of December 31, 2011, 2010 and 2009, we had $2.4 million, $11.0 million, and $7.2 million, respectively, on deposit with this bank.

Officers Who Also Act As Directors

Our Named Executive Officers who serve as directors receive the same cash compensation as our other directors for their service as director. Under the director compensation plans adopted in 2012, the Named Executive Officers who serve as directors will not receive any additional equity-based compensation in their capacity as directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our voting securities as of April 26, 2012:

•	each person who is known to us to be the beneficial owner of more than 5% of our voting securities;

•	each of our directors; and

•	each of our executive officers and all of our executive officers and directors as a group.

Unless otherwise indicated, each person named below has an address in care of our principal executive offices and has sole power to vote and dispose of the shares of voting securities beneficially owned by them, subject to community property laws where applicable.

Name	Common Stock Beneficially Owned(**)		Percentage of Common Stock Beneficially Owned(%)

Executive Officers and Directors:
John E. Crisp	1,193,112	(1)	5.7%
Charles C. Forbes, Jr.	2,594,462	(1)	12.3%
L. Melvin Cooper	163,563	(2)	*
Dale W. Bossert	27,738	(3)	*
Travis H. Burris	41,776	(3)	*
Janet L. Forbes	2,330,875	(4)	11.1%
William W. Sherrill	24,188	(3)	*
All directors and executive officers as a group (7 persons)	6,375,714		29.1%

Other 5% Shareholders:
The West face Group	4,975,213	(5)	20.0%
The Modern Group Ltd	1,327,750	(6)	6.3%
Denyce Crisp	1,306,837	(7)	6.2%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
**

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Securities Exchange Act of 1934, as amended and includes more than typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For purposes of this table, shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of April 26, 2012 are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

(1)	Includes 60,750 shares of common stock issuable upon exercise of options.
(2)	Includes 149,813 shares of common stock issuable upon exercise of options.
(3)	Includes 24,188 shares of common stock issuable upon exercise of options.
(4)	Includes 10,125 shares of common stock issuable upon exercise of options.
(5)

Includes 1,148,800 shares of common stock collectively owned by the West face Group based on a Form 3 dated August 16, 2011 filed with the SEC and 3,826,413 shares of common stock currently issuable upon the conversion of the 588,059 shares of Series B Preferred Stock currently held by the West Face Group. Each share of Series B Preferred Stock is convertible at the option of the holder into nine shares of common stock, provided that no holder is entitled to effect such a conversion if it would result in such holder (and affiliates) beneficially owning 20% or more of the number of shares of common stock outstanding immediately after giving effect to the conversion. Therefore, the maximum number of shares of common stock into which the Series B Preferred Stock owned by the West Face Group could convert as of April 26, 2012 is 3,826,413. The West Face Group consists of West Face Long Term Opportunities Limited Partnership, West Face Long Term Opportunities (USA) Limited Partnership and West Face Long Term Opportunities Master Fund L.P. The West Face Group’s address is 2 Bloor Street East, Suite 810, Toronto, Ontario M4W 1A8.

(6)

Based on information derived from insider reporting filings on the System for Electronic Disclosure by Insiders as of April 25, 2012, available at www.sedi.com. The Modern Group Ltd.’s address is P.O. Box 790, Beaumont, TX 77704.

(7)	Includes 1,306,837 shares of common stock that John E. Crisp transfered to Ms. Crisp pursuant to a divorce decree. Denyce Crisp’s address is 534 Nakiswana Circle, Sandia, TX 78383.

Certain Relationships and Related Transactions

The Company and its subsidiaries enter into transactions with related parties in the normal course of conducting business. References in this section to the Company include the Company’s subsidiaries, unless the context indicates otherwise. We believe that these transactions are on terms consistent with those available to third-party customers and from third-party vendors.

Messrs. John E. Crisp and Charles C. Forbes Jr., executive officers and directors of FES Ltd, are also owners and managers of Alice Environmental Holdings, LLC, or AEH, and indirect owners and managers of Alice Environmental Services, LP, or AES. The Company has entered into the following transactions with AES and AEH:

•	AEH owns aircraft that the Company uses on a regular basis.

•	The Company entered into long-term operating leases with AES for well service rigs, vacuum trucks and related equipment and has subsequently purchased these assets from AES.

•	The Company entered into long-term real property leases, disposal well leases and disposal well operating agreements with AES and has subsequently purchased these leased disposal well assets.

In June 2011, the Company purchased from AES certain workover rigs, trucks, tanks, swab units and other well servicing equipment being leased pursuant to two operating leases, as well as certain other frac tank equipment being rented from AES on a month-to-month basis. The Company paid AES an aggregate purchase price of approximately $18.0 million, plus a payment for estimated sales tax of $1.7 million.

The Company had been leasing the workover rigs that it purchased in June 2011 pursuant to a five-year operating lease entered into with AES in October 2008. The gross lease amount of this agreement was approximately $15.2 million with monthly payments of approximately $0.3 million.

The Company had been leasing certain of the other well servicing equipment purchased in June 2011 pursuant to an operating lease it entered into with AES effective January 2010. Prior to January 2010, this equipment was being rented month-to-month. The gross agreement amount was approximately $3.2 million with monthly payments of approximately $67,000.

In March 2012, the Company purchased ten vacuum trucks and trailers from AES for an aggregate purchase price of approximately $1.1 million. The Company had been using the equipment since December 2010 and AES charged the Company no rental or lease payments or other fees for such use.

In April 2012, the Company purchased four salt water disposal wells from AES and three salt water disposal wells from another related party, CJ Petroleum Service LLC, which is discussed below, for an aggregate purchase price for all seven wells of $14.5 million plus sales tax. The Company has paid $7.5 million of this purchase price now and will pay the remainder at a later date.

Prior to its purchase, the Company had been leasing rights to one of these disposal wells pursuant a waste water disposal operating agreement with AES dated January 1, 2007. Pursuant to this agreement, AES leased its rights in a certain well bore and received payments in the form of a minimum fee of $5,000 per month plus $0.15 per barrel for any barrel injected over 50,000 barrels. Under this agreement, AES also received a “skim oil” payment of 20% of the amount realized by the Company for all oil and hydrocarbons removed from liquids injected into the premises. The agreement term was for three years and was renewable for successive three year terms as long as AES has rights to the well. The other three saltwater disposal wells were operated without written contract.

The Company continues to operate one additional disposal well from AES pursuant to a waste water disposal lease agreement with AES dated April 1, 2007. Under the agreement, the Company is entitled to use leased land for the disposal of waste water for a term of five years with three successive three year renewal periods. The Company pays a monthly rental of $2,500 per month plus $.05 per barrel for any barrel over 50,000 barrels of waste water injected per month. Additionally, the Company pays an amount equal to 10% of all oil or other hydrocarbons removed from liquids injected or any skim oil. The Company also pays AES to dispose of a portion of the solid waste products generated from its salt water disposal wells.

Since 2010 until the purchase in April 2012, the Company had been paying CJ Petroleum Service LLC, or CJ Petroleum, to operate the other three purchased saltwater disposal wells mentioned above. CJ Petroleum is owned by Messrs. Crisp and Forbes, two sons of Mr. Crisp, and Janet Forbes, a director of the FES Ltd. The Company recognized no revenue, expenses of approximately $416,000, $174,000, and $0 and no capital expenditures for the years ended December 31, 2011, 2010, and 2009, respectively. We had no accounts receivable from CJ Petroleum as of December 31, 2011 and 2010 respectively. We had accounts payable of $38,000 and $24,000 to CJ Petroleum as of December 31, 2011 and 2010 respectively. The Company has not utilized CJ Petroleum Services LLC since April 2012.

The Company has thirteen separate rental or lease agreements with AES for separate parcels of land and buildings. Ten of the leases were entered into at various dates subsequent to December 31, 2006. Ten of the leases are written and three are oral. Each written lease has a five-year term with the Company having the option to extend from between one and five years. Aggregate amounts paid for the thirteen rentals and leases were $1.3 million, $1.3 million, and $1.3 million for the year-ended December 31, 2011, 2010 and 2009, respectively.

Other expenses related to the AES items discussed above, were approximately $1.6 million, $2.0 million and $2.3 million related to aircraft and equipment rental and approximately $1.5 million, $1.6 million and $1.2 million related to the disposal of waste water for the years ended December 31, 2011, 2010 and 2009, respectively.

For the year-ended December 31, 2011, 2010, and 2009 Company recognized no revenue from AES, total expenses of approximately $6.9 million, $9.3 million and $8.4 million, respectively, and no capital expenditures respectively. Accounts payable to AES as of December 31, 2011 and 2010, resulting from such transactions were $648,000 and $406,000 respectively. The Company had accounts receivable of $443,000 and $0 from AES as of December 31, 2011 and 2010, respectively.

Dorsal Services, Inc. is a trucking service provider that provides services to the Company. Mr. Crisp, an executive officer and director of FES Ltd, and Denyce Crisp are partial owners of Dorsal Services, Inc. The Company recognized revenues of $29,000, $9,000, and $58,000 related to trucking services, equipment rental, and wash out activities; expenses of approximately $395,000, $795,000 and $198,000; and capital expenditures of approximately $9,000, $38,000, and $0 from transactions with Dorsal Services, Inc. for the years ended December 31, 2011, 2010, and 2009, respectively. The Company had accounts receivable from Dorsal Services, Inc. of $62,000 and $110,000 as of December 31, 2011 and 2010, respectively resulting from such transactions. The Company had accounts payable to Dorsal Services, Inc. of $12,000 and $77,000 as of December 31, 2011 and 2010, respectively, resulting from such transactions.

Tasco Tool Services, Inc. is a down-hole tool company that is partially owned and managed by a company that is owned by Mr. Forbes, both executive officers and directors of FES Ltd., along with Robert Jenkins, a manager of one of the subsidiaries of FES Ltd. Tasco rents and sells tools to the Company from time to time. The Company had revenues from Tasco of $3,000, $4,000 and $1,000 and recognized expenses of approximately $165,000, $85,000 and $68,000 and capital expenditures of $104,000, $0, and $130,000 related to transactions with Tasco for the years ended December 31, 2011, 2010, and 2009, respectively. The Company had no accounts receivable and accounts payable to Tasco as of December 31, 2011, and 2010 were $120,000 and $10,000, respectively, resulting from these transactions.

FCJ Management, LLC or FCJ, is an entity that leases land and facilities to the Company and is owned by Messrs. Crisp and Forbes and Robert Jenkins, a manager of one of the subsidiaries of FES Ltd. The Company recognized expenses of $36,000, $36,000 and $23,000 for the year ended December 31, 2011, 2010 and 2009, respectively. No revenues have been recognized from FCJ for any period. The Company had no accounts receivable from FCJ or accounts payable to FCJ as of December 31, 2011 and 2010, respectively.

C&F Partners, LLC is an entity that is owned by Messrs. Crisp and Forbes. The Company recognizes no revenues, expenses of approximately $416,000, $531,000, and $457,000 and no capital expenditures for the years ended December 31, 2011, 2010 and 2009, respectively. All expenses are related to aircraft rental. There were no accounts receivable, and accounts payable were $86,000 and $45,000 as of December 31, 2011 and 2010, respectively. As of April 2012, the Company has no further dealings with this entity.

Resonant Technology Partners is a computer networking group that provides services to the Company. Travis Burris, a director of the Company, has a noncontrolling interest in the computer networking company. The Company recognized expenses of approximately $344,000, $278,000, and $242,000 and capital expenditures of approximately $0, $28,000 and $0 for the year-ended December 31, 2011, 2010, and 2009, respectively. The Company had accounts payable of approximately $68,000 and $0 as of December 31, 2011 and 2010, respectively.

Wolverine Construction, Inc. is an entity that is owned by two sons and a brother of Mr. Crisp, an executive officer and director of FES Ltd., and a son of Mr. Forbes, an executive officer and director of FES Ltd., which sons and brother during that time were full time employees of the Company, was engaged by the Company to provide construction and site preparation services to certain customers of the Company. The Company provided additional services to customers that were sub-contracted to Wolverine beginning in the fiscal year 2010 until June 2011 when the Company ceased offering such services.

The Company recognized capital expenditures of approximately $0, $0 and $119,000, revenues of approximately $1.1 million, $62,000 and $11,000 and expenses of approximately $10.3 million, $12.2 million and $0.9 for the years ended December 31, 2011, 2010, and 2009, respectively. The Company had accounts receivable from Wolverine as of December 31, 2011 and 2010 of approximately $1.1 million and $67,000 respectively. The Company had accounts payable due to Wolverine of approximately $7,000 and $7.5 million as of December 31, 2011 and 2010, respectively.

Testco Well Services, LLC, or Testco, is a company that provides valve and gathering system testing services to the Company. Messrs. Crisp and Forbes, executive officers and directors of FES Ltd, along with a son of Mr. Crisp are partial owners of Testco. The Company recognized revenues of approximately $9,000, $4,000 and $0, and expenses of approximately $4,000, $7,000 and $12,000 for the years ended December 31, 2011, 2010, and 2009, respectively. The Company had no accounts receivable from and accounts payable of $4,000 and $0 to Testco as December 31, 2011 and 2010, respectively.

LA Contractors Ltd. is a bulk material hauling company partially owned by the sons of Mr. Crisp, who were during that time full time employees of the Company and, until January 1, 2011, Janet Forbes, a director of FES Ltd. and a son of both Janet Forbes and Mr. Forbes. On January 1, 2011, Ms. Forbes and her son sold their interest in LA Contractors Ltd. The Company recognized revenue of $0, $0 and $2,000, expenses of approximately $2,000, $195,000, and $34,000 and capital expenditures of approximately $71,000, $348,000 and $26,000 for the year ended December 31, 2011, 2010, and 2009, respectively. We had no accounts receivable from LA Contractors as of December 31, 2011 and 2010, respectively. We had accounts payable to LA Contractors of $0 and $8,000 as of December 31, 2011 and 2010, respectively. The Company stopped using the services of LA Contractors by April 2012.

Energy Fishing and Rentals, Inc., or EFR, is a specialty oilfield tool that is partially owned by Messrs. Crisp and Forbes. EFR rents and sells tools to the Company from time to time. The Company recognized revenue of $0, $1,000 and $0, recognized expenses of approximately $310,000, $38,000 and

$38,000 and capital expenditures of $3,000, $11,000 and $336,000 for the years ended December 31, 2011, 2010 and 2009, respectively. We had no accounts receivable from EFR as of December 31, 2011 and 2010, respectively. Accounts payable to EFR as of December 31, 2011 and 2010 were $85,000 and $9,000, respectively, resulting from these transactions. Messrs. Crisp and Forbes sold their interests in EFR in November 2011.

JITSU Services, LLC, or JITSU, is a financial leasing company that, since October 2010, provides services to the Company. The Company currently leases ten vacuum trucks from JITSU. Janet Forbes and Mr. Crisp are owners of JITSU. For the years ended December 31, 2011, and 2010 the Company recognized no revenues; expenses of approximately $405,000, $101,000 and $0, and no capital expenditures from transactions with JITSU, Inc. As of December 31, 2011 and 2010, the company had no accounts receivable from or accounts payable to JITSU.

Texas Quality Gate Guard Services, LLC, or Texas Quality Gate Guard Services, is an entity owned by Messrs. Crisp and Forbes and a son of Mr. Crisp, an executive officer and director of FES Ltd., which said son during that time was also a full time employee of the Company. Since October 2010, Texas Quality Gate Guard Services has provided security services to the Company. The Company bills its customers for these services without a markup. For the years ended December 31, 2011, 2010 and 2009, the Company recognized revenues of $7,000, $0, and $0; expenses of approximately $310,000, $105,000 and $0 and no capital expenditures from transactions with Texas Quality Gate Guard Services. As of December 31, 2011 and 2010, the company had no accounts receivable and accounts payable to Texas Quality Gate Guard Services of approximately $121,000 and $68,000.

Animas Holding, LLC, or Animas, is a property and disposal company that is owned by the two sons of Mr. Crisp and three children of Mr. Forbes and Ms. Forbes. As of April 26, 2010, TES entered into a waste water disposal operating agreement with Animas whereby TES agrees to pay a monthly operational fee of $4,000 per month, plus $0.08 per barrel over 50,000 barrel per month. Animas agrees to pay TES ten percent of all skim oil payments obtained from this waste water disposal. The Company also has an oral agreement with Animas for the rental of two truck yards. The Company pays Animas $8,500 per month for the use of the two properties. For the years ended December 31, 2011, 2010 and 2009, the Company recognized no revenues; expenses of approximately $338,000, $260,000 and $327,000 and no capital expenditures from transactions with Animas Holding, Inc. As of December 31, 2011 and 2010, the company had no accounts receivable and accounts payable of $31,000 and $0 to Animas Holding, Inc.

TSWD, LLC, or TSWD, is a saltwater disposal service company utilized from time to time by the Company that is owned by a son of Mr. Crisp, an executive officer and director of FES Ltd. The Company recognized no revenues and expenses of $144,000, $0 and $0 for the years ended December 31, 2011, 2010 and 2009, respectively. The company had no accounts receivable and no accounts payable to TSWD as of December 31, 2011 and 2010, respectively. The Company has not utilized services from TSWD since April 2011.

The C. W. Hahl Lease, an oil and gas lease, is owned by Mr. Forbes. The Company recognized revenues of approximately $109,000, $0 and $0 for the years ended December 31, 2011, 2010 and 2009. The Company had accounts receivable from C.W. Hahl of approximately $1,000 as of December 31, 2011 and 2010. The Company had no expenses or accounts payable from the C. W. Hahl Lease for any period.

F&D Oilfield Services LLC, is a contracting services company providing operators at certain salt water disposal wells that is owned by a son of Mr. Crisp, an executive officer and director of FES Ltd. The Company recognized no revenues and expenses of $921,000, $946,000 and $494,000 for the years ended December 31, 2011, 2010 and 2009. Mr Crisp’s son was also a full time employee of The Company during this time period. The Company had no accounts receivable and no accounts payable for either period. May 2011 was the last month any revenues or expenses were recognized from F&D Oilfield Services.

The Company has a relationship with Texas Champion Bank. Travis Burris, one of the directors, is also the President, Chief Executive Officer, and director of Texas Champion Bank. Mr. Crisp, our President and Chief Executive Officer, serves on the board of directors of Texas Champion Bank. As of December 31, 2011, and 2010, the Company had $2.4 million, and $11.0 million, respectively, on deposit with this bank.

Messrs. Crisp and Forbes are directors and shareholders of Brush Country Bank, an institution with which the Company conducts business. As of December 31, 2011 and 2010, the Company had $0.9 million, and $3.3 million on deposit with this bank.

Daniel Crisp, a son of John E. Crisp, the Chief Executive Officer of the Company, is employed as a manager by C.C. Forbes, LLC and TX Energy Services, LLC, both subsidiaries of the Company. Daniel Crisp received salary compensation of $199,831, $145,639 and $145,489 in 2011, 2010 and 2009, respectively. Daniel Crisp terminated his employment with the Company in March 2012 and received salary compensation of $99,000 during the portion of 2012 when he was working for the Company. Daniel Crisp received an option to purchase 50,000 shares of common stock at $28.00 per share in May 2008, which award vested over three years. He received an option to purchase 25,000 shares of common stock at $2.60 per share in August 2010, which award vests over two years. Daniel Crisp tendered his May 2008 options in the previously discussed 2011 Option Exchange and received new options to purchase 36,000 shares of common stock, at an exercise price of $9.32 per share, which award vests over one year. On August 15, 2011, Daniel Crisp received options to purchase 214,000 shares of common stock, at an exercise price of $9.16 per share, which award vests over three years.

Marcus Crisp, a brother of John E. Crisp, is employed as the West Texas Fluids Manager by C.C. Forbes, LLC and TX Energy Services, LLC, both subsidiaries of the Company. Marcus Crisp received salary compensation of $171,567 $122,892 and $118,731 in 2011, 2010 and 2009, respectively. We expect to pay Marcus Crisp a salary of $144,000 in 2012. In addition to these amounts, Marcus receives a monthly vehicle allowance. Marcus Crisp received an option to purchase 12,500 shares of common stock at $28.00 per share in May 2008, which award vested over three years. He received an option to purchase 18,750 shares of common stock at $2.60 per share in August 2010, which award vests over two years. Marcus Crisp tendered his May 2008 options in the previously discussed 2011 Option Exchange and received new options to purchase 9,000 shares of common stock, at an exercise price of $9.32 per share. In August 2011, Marcus Crisp received options to purchase 125,000 shares of common stock, at an exercise price of $9.16 per share, which award vests over three years. In February 2012, Marcus Crisp was granted a restricted stock award in the amount of 41,666 shares, vesting one year from the date of grant.

Pete Crisp, a son of John E. Crisp, is employed by Forbes Energy Services LLC, a subsidiary of the Company. Pete Crisp received salary compensation of $96,462, $114,000 and $114,000 in 2011, 2010 and 2009. Pete Crisp terminated his employment with the Company in October 2011. Pete Crisp received an option to purchase 12,500 shares of common stock at $28.00 per share in May 2008, which award vested over three years. He received an option to purchase 50,000 shares of common stock at $2.60 per share in August 2010, which award vests over two years. Pete Crisp tendered his May 2008 options in the previously discussed Option Exchange and received new options to purchase 9,000 shares of common stock, at an exercise price of $9.32 per share.

We believe all of the terms with the companies described above are comparable to terms that were and are available to us in arm’s-length transaction with non-related parties.

Review, Approval or Ratification of Transactions with Related Persons.

It is the informal policy of the Company to have the disinterested members of its Board of Directors review and approve or ratify certain significant related party transactions. Further, the Company is required by the indenture governing the notes to obtain the approval of the disinterested Board members when a related party transaction exceeds an aggregate consideration of $500,000 and an opinion regarding the fairness of such transaction from an outside firm when such a transaction exceeds an aggregate consideration of $2.5 million.

Under the agreement governing our new credit facility, we are only permitted to enter into new transactions with a related party if such transaction is entered into in the ordinary course of business and on an arm-length basis on terms no less favorable than those obtainable form a third-party, subject to certain exceptions, including exceptions for compensation relationships.

The Board, including all of the disinterested members thereof, has unanimously approved or ratified the abovementioned transactions. Under the bylaws of FES Ltd, a director who is interested in a contract or proposed contract must declare the nature of his or her interest in such contract. When this interest is declared, unless disqualified by the chairman of the relevant Board meeting, such director may vote and be counted for the purpose of determining quorum in respect of the contract or proposed contract in which such director has an interest, provided that the transaction is approved by a majority of the disinterested members of the Board.

Additionally, the Company has a written Employee Code of Business Conduct and Ethics that requires that an employee obtain written approval of the President or the Chief Executive Officer prior to doing business on behalf of the Company with a member of that employee’s family. As certain of the transactions described above involved the President and Chief Executive Officer, the Board of Directors of the Company, including the disinterested members thereof, in conformance with the Company’s informal policy regarding significant related party transactions, took the step of unanimously ratifying and approving the such transactions. Neither the Company’s informal policy regarding significant related party transactions nor its employee code of conduct has formal standards outlining the procedures or scope of review and approval of such related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission and NASDAQ. Officers, directors and greater than 10% shareholders are also required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the Forms 3 and 4 and amendments thereto filed during the 2011 fiscal year and written certifications provided to the Company, the Company believes that all of these reporting persons timely complied with their filing requirements, except John E. Crisp filed a Form 4 late with respect to the purchase of shares on September 15, 2011.

Audit Committee Report

In accordance with its written charter adopted by the Board of Directors, the audit committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management is responsible for the Company’s financial statements, and the independent auditors are responsible for the examination of those statements.

In keeping with its responsibilities, the audit committee has met and held discussions with management, the independent auditors and the separate accounting consultants engaged to ascertain compliance with Section 404 of the Sarbanes-Oxley Act and to perform the internal audit function. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors, both with and without management present. In addition, the audit committee has discussed with the Company’s independent auditors all communications required by generally accepted auditing standards, including those required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. In addition, the Audit Committee has received written disclosures and the letter from our independent registered public accounting firm required by PCAOB Rule 3526, and has discussed with the independent registered public accounting firm matters pertaining to their independence. The audit committee has discussed with the independent auditors all relationships between the auditors and the Company that may bear on the auditor’s independence and any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence.

Based on the audit committee’s discussions with management and the independent auditors, and the audit committee’s review of the audited financial statements, representations of management and the report of the independent auditors, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission. The audit committee reappointed BDO USA, LLP as independent registered public accounting firm for the 2012 fiscal year, subject to shareholder ratification.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Travis H. Burris Dale W. Bossert William W. Sherrill (Chair)

April 30, 2012

Other Matters

Neither we nor any of the persons named as proxies know of matters other than those described above to be voted on at the 2012 Annual Meeting of Shareholders. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on these matters, subject to the direction of the Board of Directors.

Our 2011 Annual Report to Shareholders, which contains a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

Shareholders may also obtain a copy of our 2011 Annual Report to Shareholders or the Company’s Annual Report on Form 10-K most recently filed with the Commission without charge by writing to the Assistant Secretary of the Company at 3000 South Business Highway 281, Alice, Texas 78332. The Company’s Annual Report on Form 10-K and other filings with the Commission may also be accessed on the Company’s website at www.forbesenergyservices.com.

By Order of the Board of Directors,

/s/ L. Melvin Cooper
L. Melvin Cooper
Assistant Secretary

APPENDIX A

FORBES ENERGY SERVICES, LTD.

2012 INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan. The purpose of the Plan is to: (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) provide additional incentive to Employees, Directors and Consultants, and (iii) promote the success of the Company’s business. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock Based Awards.

2. Definition. As used in this Plan, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees that shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock Based Awards.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Awarded Stock” means the Common Stock subject to an Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a Founder, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) the sale or disposition by the Company of all or substantially all of the Company’s assets (evaluated on a consolidated basis) other than (A) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (B) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the Company’s shareholders;

(iii) A change in the composition of the Board occurring within a twelve (12) month period as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” are directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations promulgated thereunder. Any reference to a section of the Code shall be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 of the Plan.

(j) “Common Stock” means the Common Stock of the Company, or in the case of Performance Units, Restricted Stock Units, and certain Other Stock Based Awards, the cash equivalent thereof, as applicable.

(k) “Company” means Forbes Energy Services, Ltd., a Texas corporation, and any successor thereto.

(l) “Consultant” means any person, including an advisor or advisory director, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its sole discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

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(o) “Dividend Equivalent” means a credit, made at the sole discretion of the Administrator, to the account of a Participant in an amount equal to the value of dividends paid on one (1) Share for each Share represented by an Award held by such Participant. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option or Stock Appreciation Right.

(p) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market (formerly the NASDAQ National Market) or the NASDAQ Capital Market (formerly the NASDAQ SmallCap Market) of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s) “Founder” means any of John E. Crisp, Charles C. Forbes and Janet L. Forbes.

(t) “Incentive Stock Option” means an Option intended to qualify and receive favorable tax treatment as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.

(u) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “Option” means an option to purchase Common Stock granted pursuant to the Plan.

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(w) “Other Stock Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 12.

(x) “Outside Director” means an “outside director” within the meaning of Section 162(m) of the Code.

(y) “Parent” means a “parent corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means a Service Provider who has been granted an Award under the Plan.

(aa) “Performance Goals” means goals which have been established by the Committee in connection with an Award and are based on one (1) or more of the following criteria, as determined by the Committee in its absolute and sole discretion: net income; cash flow; cash flow on investment; pre-tax or post-tax profit levels or earnings; operating income or earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; net earnings from continuing operations; sales growth; sales volume; economic profit; expense reduction; controlled expenses; return on assets; return on net assets; return on equity; return on capital; return on sales; return on invested capital; organic revenue; growth in managed assets; total shareholder return; stock price; stock price appreciation; EBIT, adjusted EBIT, EBITA; adjusted EBITA; EBITDA; adjusted EBITDA; EBITDAR; adjusted EBITDAR; return in excess of cost of capital; operating profits; profit in excess of cost of capital; net operating profit after tax; operating margin; profit margin; adjusted revenue; revenue; net revenue; operating revenue; net cash provided by operating activities; net cash provided by operating activities per share; cash conversion percentage; new sales; net new sales; cancellations; gross margin; gross margin percentage; revenue before deferral; regulatory body approval for commercialization of a product; implementation or completion of critical projects; research; in-licensing; out-licensing; product development; government relations; compliance; mergers and acquisitions; or sales of assets or subsidiaries.

(bb) “Performance Period” means the time period during which the Performance Goals or performance objectives must be met.

(cc) “Performance Shares” means Shares issued pursuant to a Performance Share Award under Section 10 of the Plan.

(dd) “Performance Unit” means, pursuant to Section 10 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal to the value set forth in the Award Agreement.

(ee) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or other target levels of performance, or the occurrence of other events as determined by the Administrator.

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(ff) “Plan” means this 2012 Incentive Compensation Plan. The Plan is the successor to the Prior Plan. The Plan was approved by the Board on April 30, 2012 and by the Company’s shareholders on [            ], 2012.

(gg) “Prior Plan” means the Forbes Energy Services, Ltd. Incentive Compensation Plan, sponsored by the Company.

(hh) “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 8 or issued pursuant to the early exercise of an Option.

(ii) “Restricted Stock Unit” means, pursuant to Sections 4 and 11 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one (1) Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.

(jj) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll) “Service Provider” means an Employee, Director or Consultant.

(mm) “Share” means a share of Common Stock, as adjusted in accordance with Section 15 of the Plan.

(nn) “Stock Appreciation Right” or “SAR” means, pursuant to Section 9 of the Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the difference between the Fair Market Value of a Share as of the date such SAR is exercised/settled and the Fair Market Value of a Share as of the date such SAR was granted, or as otherwise set forth in the Award Agreement.

(oo) “Subsidiary” means a “subsidiary corporation” with respect to the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan 1,022,500 plus any shares available to be granted under the 2008 Plan, but which are not subject to outstanding awards under the 2008 Plan, plus the amount of outstanding Common Stock subject to Lapsed Awards (defined below) under the Prior Plan, all of which may be subject to Incentive Stock Option treatment. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company

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withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.

(b) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of the Award or the forfeited or repurchased Shares shall again be available for grant under the Plan (the “Lapsed Awards”). Similarly, the shares subject to Lapsed Awards under the Prior Plan shall add to the maximum number of Shares that are available for grant under Section 3(a) of the Plan.

(c) Share Reserve. The Company, during the term of the Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee constituted to satisfy Applicable Laws.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable and necessary to qualify Awards granted under this Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more Outside Directors.

(iii) Rule 16b-3. If a transaction is intended to be exempt under Rule 16b-3 of the Exchange Act, it shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to the Committee, the Administrator shall have the authority, in its discretion to:

(i) determine the Fair Market Value of Awards;

(ii) select the Service Providers to whom Awards may be granted under this Plan;

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(iii) determine the number of Shares to be covered by each Award granted under this Plan;

(iv) approve forms of Award Agreements for use under the Plan;

(v) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on Performance Goals or other performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans;

(viii) amend the terms of any outstanding Award, including the discretionary authority to extend the post-termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent; however, except as otherwise provided in Section 15, the Administrator shall not, without prior approval of the Company’s shareholders (i) amend the exercise price of outstanding Options or SARs, (ii) cancel and regrant Options or SARs at a lower exercise price, or (iii) substitute underwater Options for other securities (including buyouts through issuance of such cash or other means). Notwithstanding the foregoing, an amendment shall not be treated as adversely affecting the rights of the Participant if the amendment causes an Incentive Stock Option to become a Nonstatutory Stock Option or if the amendment is made to the minimum extent necessary to avoid the adverse tax consequences of Section 409A of the Code.

(ix) allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined, and all elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant under an Award;

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(xii) determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;

(xiii) determine whether Awards shall be adjusted for Dividend Equivalents;

(xiv) create Other Stock Based Awards for issuance under the Plan;

(xv) establish a program whereby Service Providers designated by the Administrator can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvi) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xvii) establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of Performance Goals or other performance criteria, or other event that absent the election, would entitle the Participant to payment or receipt of Shares or other consideration under an Award; and

(xviii) make all other determinations that the Administrator deems necessary or advisable for administering the Plan.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. However, the Administrator may not exercise any right or power reserved to the Board.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in the Plan.

(d) Indemnification. The Company shall defend and indemnify members of the Board, officers and Employees of the Company or of a Parent or Subsidiary to whom authority to act for the Board, the Administrator or the Company is delegated (“Indemnitees”) to the maximum extent permitted by law against (i) all reasonable expenses, including reasonable attorneys’ fees incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein (collectively, a “Claim”), to which any of them is a party by reason of any action taken or failure to act in connection with the Plan, or in connection with any Award granted under the Plan; and (ii) all amounts required to be paid by them in settlement the Claim (provided the settlement is approved by the Company) or required to be paid by them in satisfaction of a judgment in any Claim. However, no person shall be entitled to indemnification to the extent he is determined in such Claim to be liable for gross negligence, bad faith or intentional misconduct. In addition, to be entitled to indemnification, the Indemnitee must, within thirty (30) days after written notice of the Claim, offer the Company, in writing, the opportunity, at the Company’s expense, to defend the Claim. The right to indemnification shall be in addition to all other rights of indemnification available to the Indemnitee.

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5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, and Other Stock Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) $100,000 Limitation for Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Options with respect to such Shares are granted.

(b) Special Annual Limits.

(i) Subject to Section 15 of the Plan, the maximum number of Shares that may be subject to Options or Stock Appreciation Rights granted to any Service Provider in any calendar year shall equal 750,000 Shares and contain an exercise price equal to the Fair Market Value of the Common Stock as of the date of grant. If a Participant’s Award is cancelled, such Award continues to be counted against the maximum number of Shares for which Awards may be granted in such fiscal year with respect to such Participant. If, following the grant of an Award, the price of the Award is reduced, the transaction is treated as a cancellation of one Award and the issuance of another Award, both of which count against the maximum number of Shares for which such Awards may be granted in such fiscal year with respect to such Participant.

(ii) Subject to Section 15 of the Plan, the maximum number of Shares that may be subject to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Stock Based Awards, Other Stock Based Awards granted to any Service Provider in any calendar year shall equal 750,000 Shares.

(iii) Subject to Section 15 of the Plan, the maximum dollar amount that may be subject to cash awards granted to any Service Provider in any calendar year shall equal $5,000,000.

7. Options.

(a) Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the

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case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but shall not be less than Fair Market Value per Share on the date of grant for those subject to U.S. taxation. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. The Administrator, in its sole discretion, may accelerate the satisfaction of such conditions at any time.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

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(i) cash;

(ii) check;

(iii) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi) any combination of the foregoing methods of payment; or

(vii) any other consideration and method of payment for the issuance of Shares permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Shareholder. Any Option granted under this Plan shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (including provision for any applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan or the applicable Award Agreement. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for six (3) months following the Participant’s termination after which the Option shall terminate. Unless

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otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate, and the remaining Shares covered by the Option shall revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of his Disability, the Participant may exercise his Option, to the extent vested, within the time specified in the Award Agreement (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If no time for exercise of the Option on Disability is specified in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination for Disability. Unless otherwise provided by the Administrator, on the date of termination for Disability, the unvested portion of the Option shall revert to the Plan. If after termination for Disability, the Participant does not exercise his Option as to all of the vested Shares within the time specified by the Award Agreement, the Option shall terminate and the remaining Shares covered by such Option shall revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option, to the extent vested, may be exercised within the time specified in the Award Agreement (but in no event may the Option be exercised later than the expiration of the term of the Option as set forth in the Award Agreement), by the beneficiary designated by the Participant prior to his death; provided that such designation must be acceptable to the Administrator. If no beneficiary has been designated by the Participant, then the Option may be exercised by the personal representative of the Participant’s estate, or by the persons to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. If the Award Agreement does not specify a time within which the Option must be exercised following a Participant’s death, it shall be exercisable for twelve (12) months following his death. Unless otherwise provided by the Administrator, if at the time of death, the Participant is not vested as to his entire Option, the Shares covered by the unvested portion of the Option shall immediately vest. If the Option is not exercised as to all of the vested Shares within the time specified by the Administrator, the Option shall terminate, and the remaining Shares covered by such Option shall revert to the Plan.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, shall determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.

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(c) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Award made under the Plan shall be released from escrow as soon as practical after the last day of the Period of Restriction. The Administrator, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.

(d) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Award Agreement provides otherwise.

(e) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(f) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

9. Stock Appreciation Rights

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Service Provider. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan, including the sole discretion to accelerate exercisability at any time.

(b) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, as set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 7(d)(ii), 7(d)(iii) and 7(d)(iv) shall also apply to SARs.

(d) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

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At the sole discretion of the Administrator, the payment upon the exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof, unless the Award Agreement provides otherwise.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as shall be determined by the Administrator in its sole discretion. The Administrator shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Service Provider.

(b) Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value established by the Administrator on or before the date of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator shall set Performance Goals or other performance objectives in its sole discretion which, depending on the extent to which they are met, shall determine the number or value of Performance Units and Performance Shares that shall be paid out to the Participant. Each award of Performance Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period and such other terms and conditions as the Administrator in its sole discretion shall determine. The Administrator may set Performance Goals or performance objectives based upon the achievement of Company-wide, divisional, or individual goals (including solely continued service), applicable federal or state securities laws, or any other basis determined by the Administrator in its sole discretion.

(d) Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals or performance objectives have been achieved. After the grant of Performance Units or Performance Shares, the Administrator, in its sole discretion, may reduce or waive any performance objectives for the Performance Unit or Performance Share.

(e) Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be made after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares, as applicable, at the close of the applicable Performance Period) or in a combination of cash and Shares.

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(f) Cancellation of Performance Units or Performance Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units and Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

11. Restricted Stock Units. Restricted Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in a lump sum, installments or on a deferred basis, in accordance with rules and procedures established by the Administrator

12. Other Stock Based Awards. Other Stock Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock Based Awards shall be made, the amount of such Other Stock Based Awards, and all other conditions of the Other Stock Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.

13. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted under this Plan shall be suspended during any unpaid leave of absence and shall resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit shall be awarded for the time vesting has been suspended during such leave of absence. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, then at the end of three (3) months following the expiration of the leave of absence, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by the laws of descent, distribution or pursuant to a qualifed domestic relations order, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non-recurring dividends or distributions, recapitalization, merger, consolidation, spin-off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Administrator deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under the Plan, the

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number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits in Sections 3 and 6(b). Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practical prior to the effective date of the proposed transaction. The Administrator, in its sole discretion, may provide for a Participant to have the right to exercise his Award, to the extent applicable, until ten (10) days prior to the transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse one hundred percent (100%), and that any Award vesting shall accelerate one hundred percent (100%), provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award shall terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. This Section 15(c) shall apply except to the extent otherwise provided in the Award Agreement.

(i) Stock Options and SARs. In the event of a Change in Control that results in ownership by a successor corporation, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Unless determined otherwise by the Administrator, if the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR is not assumed or substituted on the Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be exercisable, to the extent vested, for a period of up to ninety (90) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this Section 15(c)(i), the Option or SAR shall be considered assumed if, following the Change in Control, the option or SAR confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether securities, cash, or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant’s consent; provided, however, a modification to performance objectives

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only to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.

(ii) Restricted Stock, Performance Shares, Performance Units, Restricted Stock Units and Other Stock Based Awards. In the event of a Change in Control, each outstanding Award of Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock Based Award shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, and Other Stock Based Award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Unless determined otherwise by the Administrator, if the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in the Award, including as to Shares or Units that would not otherwise be vested, all applicable restrictions shall lapse, and all performance objectives and other vesting criteria shall be deemed achieved at targeted levels. For the purposes of this Section 15(c)(ii), an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Stock Based Awards shall be considered assumed if, following the Change in Control, the award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit), the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). However, if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide that the consideration to be received for each Share (and if a Restricted Stock Unit or Performance Unit, for each Share as determined based on the then current value of the unit) be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control. Notwithstanding anything in this Plan to the contrary, an Award that vests, is earned, or is paid-out upon the satisfaction of one or more performance objectives shall not be considered assumed if the Company or its successor modifies any of the performance objectives without the Participant’s consent; provided, however, a modification to the performance objectives only to reflect the successor corporation’s post-Change in Control corporate structure shall not be deemed to invalidate an otherwise valid Award assumption.

(iii) Outside Director Awards. Notwithstanding any provision of Sections 15(c)(i) or 15(c)(ii) to the contrary, with respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following the assumption or substitution, the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise his Options and Stock Appreciation Rights as to all of the Award, including Shares as to which such Awards would not otherwise be vested or exercisable, and all restrictions on Restricted Stock and Restricted Stock Units, as applicable, shall lapse, and, with respect to Performance Shares, Performance Units, and Other Stock Based Awards, all performance goals and other vesting criteria shall be deemed achieved at target levels and all other terms and conditions met.

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16. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or a later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

17. Shareholder Approval and Term of Plan. The Plan became effective on [            ] and thereafter shall continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan shall materially or adversely impair the rights of any Participant, unless otherwise mutually agreed upon by the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under the Plan prior to the date of termination.

19. Conditions upon issuance of shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

(c) Taxes. No Shares shall be delivered under the Plan to any Participant or other person until the Participant or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., U.S.-federal, U.S.-state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.

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20. Severability. Notwithstanding any provision of the Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award, as applicable, shall not in any way be affected or impaired thereby.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22. No Rights to Awards. No eligible Service Provider or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator shall be obligated to treat Participants or any other person uniformly.

23. No Shareholder Rights. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by an Award until the Participant becomes the owner of the Shares.

24. Fractional Shares. No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.

25. Governing Law. The Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Texas, without regard to choice of law principles that direct the application of the laws of another state.

26. No Effect on Terms of Employment or Consulting Relationship. The Plan shall not confer upon any Participant any right as a Service Provider, nor shall it interfere in any way with his right or the right of the Company or a Parent or Subsidiary to terminate the Participant’s service at any time, with or without cause, and with or without notice. There is no obligation for uniformity of treatment of any Service Provider of the Company or any Participant.

27. Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Parent or Subsidiary shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Parent or Subsidiary and Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or Parent or

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Subsidiary. The Participants shall have no claim against the Company or any Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

28. Section 409A. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Administrator specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The following rules shall apply to Awards intended to be subject to Section 409A of the Code (“409A Awards”):

(a) Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a “specified employee” (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six (6) month period following such separation from service.

(b) In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.

(c) In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in the Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.

29. Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of the Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.

* * * * *

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:			For All	Withhold All		For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐		☐
1. Election of Directors Nominees:

01 Dale W. Bossert	02 Travis H. Burris	03 John E. Crisp

04 Charles C. Forbes, Jr.	05 Janet L. Forbes	06 William W. Sherrill

The Board of Directors recommends you vote FOR proposals 2, 3 and 5.								For	Against	Abstain

2. Ratification of Selection of Auditors - To ratify the reappointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year 2012.								☐	☐	☐

3. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as set forth in the proxy statement								☐	☐	☐

5. To approve the Company’s 2012 Incentive Compensation Plan.								☐	☐	☐

The Board of Directors recommends that, in order to foster a more long-term approach to evaluating our executive compensation policies and procedures, the stockholders vote in favor of holding the non-binding, advisory vote on executive compensation every three years.

								1 year	2 years	3 years	Abstain

4. To recommend, on a non-binding advisory basis, the frequency of non-binding advisory executive compensation votes.								☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.							☐
(see reverse for instructions)				Yes	No

Please indicate if you plan to attend this meeting.				☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date						Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com.

FORBES ENERGY SERVICES LTD.

ANNUAL MEETING OF STOCKHOLDERS

JULY 9, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder hereby appoint(s) John E. Crisp and L. Melvin Cooper, or any of them, as proxies, with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Forbes Energy Services Ltd. that the stockholder(s) are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on July 9, 2012, at the Hyatt Regency located at 1200 Louisiana Street, Houston, Texas 77002 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4 AND 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED REPLY ENVELOPE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side